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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2003

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	1-13232 (Commission File Number)	84-1259577 (I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO 80237 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 757-8101

NOT APPLICABLE
(Former name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        The press release of Apartment Investment and Management Company ("Aimco"), dated November 10, 2003, attached hereto as Exhibit 99.1 is furnished herewith. Aimco will hold its third quarter 2003 earnings conference call on November 10, 2003 at 1:30 p.m. eastern time. You may join the conference call through an Internet audiocast via Aimco's Website at www.aimco.com/about/financial/3Q2003.asp and click on the Webcast link, or by dialing 800-218-0204, or 303-262-2192 for international callers. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.

        If you are unable to join the live conference call, you may access the replay on Aimco's Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 545741#. Both replays will be available for 30 days. Please note that the full text of the press release and supplemental schedules are available through Aimco's website at www.aimco.com/about/financial/3Q2003.asp. The information contained on Aimco's website is not incorporated by reference herein.

        The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Third Quarter 2003 Earnings Release dated November 10, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: November 10, 2003

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

AIMCO 3rd Quarter 2003

Denver, Colorado—November 10, 2003

Apartment Investment and Management Company Announces Third Quarter 2003 Results

SUMMARY FINANCIAL RESULTS Apartment Investment and Management Company ("Aimco") (NYSE:AIV) announced third quarter 2003 results including:

Net Income was $40.6 million, compared with $46.3 million in the third quarter 2002. Earnings per share (EPS) were $0.15 on a diluted basis, compared with $0.26 in the same period last year, based on Net Income attributable to common stockholders.

Funds from Operations (diluted) (FFO; a non-GAAP financial measure defined in the Glossary in Supplemental Information (the "Glossary")) were $86.4 million, or $0.80 per share, compared with $121.9 million, or $1.06 per share in the third quarter 2002.

Adjusted Funds from Operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) were $71.3 million, or $0.66 per share, compared with $92.4 million, or $0.85 per share, in the third quarter 2002.

DILUTED PER SHARE RESULTS

	Third Quarter		First Nine Months
	2003	2002	2003	2002
Earnings—EPS	$0.15	$0.26	$0.51	$1.07
Funds from Operations—FFO	$0.80	$1.06	$2.52	$3.55
Adjusted Funds from Operations—AFFO	$0.66	$0.85	$2.01	$2.95

Third quarter and first nine months 2003 results include non-cash charges of $5.5 million and $7.7 million, respectively, for the treatment of issuance costs associated with preferred share redemptions in the second and third quarters. This treatment of issuance costs is in accordance with the Securities and Exchange Commission's ("SEC") July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42 ("Topic D-42"). In addition, third quarter and first nine months results include non-cash impairment losses on real estate assets sold

Contact: Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President—Investor Relations 303.691.4440

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Third Quarter 2003

or held for sale of $0.6 million and $8.6 million, respectively, that were historically added back in the calculation of FFO. The National Association of Real Estate Investment Trusts ("NAREIT") indicated, as of October 1, 2003, that impairment losses should be subtracted in the calculation of FFO. These non-recurring, non-cash charges have been added back in the calculation of AFFO.

As a result, these non-cash charges reduced diluted FFO per share by $0.06 and $0.16 for the third quarter and first nine months, respectively.

PER SHARE IMPACT OF REPORTING CHANGES ON DILUTED FFO

	As Reported	Adjusted for Non-Cash Charges
	Third Quarter
		Third Quarter
FFO	$0.80	$0.80
Redemption related preferred stock issuance costs (Topic D-42)		0.05
Impairment loss on real estate assets sold or held for sale (NAREIT definition)		0.01

FFO before non-cash charges		$0.86
Capital Replacment and Capital Enhancements	(0.20)	(0.20)
Redemption related preferred stock issuance costs (Topic D-42)	0.05
Impairment loss on real estate assets sold or held for sale (NAREIT definition)	0.01

AFFO	$0.66	$0.66

Management Comments

Comments from Chairman and Chief Executive Officer, Terry Considine:

"Year to date, net operating income has increased by $42.4 million (7.3%) primarily due to a net increase in real estate investments. On a per share basis, FFO and AFFO are lower year to date, primarily because the apartment recession has resulted in lower rents and occupancies which, in turn, have driven higher marketing, turnover and Capital Replacement spending."

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Third Quarter 2003

"It also bears noting, year to date, that transaction income is substantially lower, whether from Aimco Capital development and equity placement fees, or from accretion, net of provisions relating to Aimco's large portfolio of Notes Receivable."

"Another burden on current period results is an increased level of G&A spending for automation as well as high costs of compliance with increasing and changing government and accounting requirements."

"It is encouraging that the decline in revenue as compared to the prior year abated during the quarter but it is premature to know if this improvement will be sustained."

"Today's release also introduces more detailed reporting allocating Aimco financial results among its Core, Non-core, and Aimco Capital portfolios."

Dividends on Common Stock

The Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended September 30, 2003, payable on November 28, 2003 to stockholders of record on November 20, 2003. The Board of Directors reduced the quarterly cash dividend from $0.82 to $0.60 to align the amount with Aimco's current level of profitability. The dividend represents 91% of diluted AFFO and 70% of diluted FFO (before deducting non-cash, redemption related preferred stock issuance costs under Topic D-42 totaling $0.05 per share) for the quarter ended September 30, 2003 and a 6.6% yield based on the $36.23 closing price of Aimco's Class A Common Stock on November 5, 2003.

"Same Store" Results

"SAME STORE" RESULTS The "Same Store" portfolio includes 589 communities with a total of 164,578 apartment units in which Aimco has a weighted average ownership of 82.5% (see Supplemental Schedule IX). Revenue from the "Same Store" portfolio was $284.8 million compared with $288.7 million in the third quarter 2002. The decrease in revenue of $3.9 million, or 1.3%, is due primarily to (i) a decline in occupancy by 50 basis points to 93.0%, and (ii) lower rents, as the average "Same Store" rent declined by 1.4%, from $712 to $702 per apartment, as a result of competitive leasing environments in certain markets, particularly Denver, Texas and parts of the Midwest. "Same Store"

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Third Quarter 2003

expenses of $118.8 million increased by $9.0 million, or 8.2%, compared with the third quarter 2002. Increased expenses were primarily due to: (i) $3.0 million in expenses related to increasing occupancy, including marketing, turnover, and administrative; (ii) $2.9 million in higher repairs and maintenance and landscaping services, in support of efforts to improve the physical appearance and condition of properties; and (iii) $1.5 million in higher utility expenses due to higher natural gas and water prices. "Same Store" portfolio net operating income was $166.0 million for the third quarter 2003, down 7.2% from the third quarter 2002.

SAME STORE OPERATING RESULTS

	Third Quarter			Sequential
	2003	2002	Variance	2nd Qtr 03	Variance
Same Store Operating Measures:
Average Physical Occupancy	93.0%	93.5%	-50bp	92.6%	+40bp
Average Rent/unit	$702	$712	-1.4%	$703	-0.1%
Total Same Store
Revenue	$284.8	$288.7	-1.3%	$282.9	0.7%
Expenses	(118.8)	(109.8)	8.2%	(113.5)	4.7%

NOI ($mm)	$166.0	$178.9	-7.2%	$169.4	-2.0%

Comparing "Same Store" results on a sequential basis, Aimco's "Same Store" portfolio realized a $0.9 million increase in Net Rental Income (as defined in the Glossary) in the third quarter compared with the second quarter driven by a 40 basis point increase in average occupancy from 92.6% to 93.0%. Total revenue increased $1.9 million. Expenses increased $5.3 million due primarily to (i) a $1.9 million increase in expenses related to increasing occupancy (marketing, turnover and administrative); (ii) $0.8 million increase in expenses related to improving the physical appearance of properties; (iii) $1.1 million increase for increased personnel expenses; and (iv) a $1.5 million increase in property taxes. Net Operating Income decreased $3.4 million, or 2.0%, on a sequential basis. During the quarter, the "Same Store" portfolio was reduced by 19 properties or 4,778 units due to property sales.

For the third quarter 2003, "Same Store" resident turnover was 16%, compared with 17% in the third quarter 2002.

"Same Store" results reflect the performance of conventional communities in which Aimco's ownership exceeds 10% and that have reached a stabilized level of occupancy during both

Apartment Investment and Management Company
Third Quarter 2003

the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco's "Same Store" results measure Aimco's effective ownership in "Same Store" communities and include both Aimco's ownership interest in unconsolidated "Same Store" properties and subtract the minority interest share of consolidated properties (see reconciliation on Supplemental Schedule VIII). In keeping with this definition, the "Same Store" portfolio accounted for 78.1% of Real Estate Free Cash Flow (Free Cash Flow ("FCF") is a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP income on Supplemental Schedule II).

CAPITAL REPLACEMENTS AND CAPITAL ENHANCEMENTS Capital Replacements (as defined in the Glossary) were $21.0 million and Capital Enhancements (as defined in the Glossary) were $0.2 million in the quarter, which totals are deducted in calculating AFFO. These totals compare with $24.5 million and $1.2 million, respectively, in the third quarter 2002. Capital Replacement and Capital Enhancement spending together are expected to total approximately $560 per unit for the full year 2003. Beginning in the second quarter 2003, capital expenditures made for properties sold, held for sale or identified to be sold within one year are classified as Disposition Capital Expenditures (as defined in the Glossary). Beginning in the third quarter 2003, Aimco began to include in Disposition Capital Expenditures certain Affordable properties that are expected to be sold upon satisfaction of regulatory requirements. Disposition Capital Expenditures totaled $10.6 million in the quarter.

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Third Quarter 2003

CAPITAL REPLACEMENT & CAPITAL ENHANCEMENT EXPENDITURES

	Third Quarter		First Nine Months
	2003	2002	2003	2002
Capital Replacements	$21	$25	$68	$61
Capital Enhancements	0	1	2	6

Total ($mm)	$21	$26	$70	$67
Capital Replacements per unit	$135	$150	$434	$364
Capital Enhancements per unit	1	9	15	37

Total ($/unit) (1)	$136	$159	$449	$401
Capital Replacements per share	$0.20	$0.23	$0.63	$0.58
Capital Enhancements per share	—	0.01	0.02	0.06

Total ($/share)	$0.20	$0.24	$0.65	$0.64

(1)
based on 157,000 units in third quarter 2003, representing Aimco's weighted average ownership in conventional and affordable properties.

Reporting by Business Component

Starting in the third quarter 2003, Aimco has introduced business component reporting for Aimco Conventional operations and Aimco Capital with the addition of Supplemental Schedules XVI through XXVIII. These schedules present select, non-GAAP information related to income statement, free cash flow, balance sheet and operating measures. They are intended to present results of Aimco's distinct operating portfolios. Aimco's strategy is to expand and upgrade its Core real estate portfolio and, over time, to sell its Non-core and Affordable portfolios reinvesting the proceeds in acquisitions for the Core portfolio and in debt reduction or share repurchases. Core properties are those properties that are located in selected markets and which Aimco intends to hold and improve over the long-term. Non-core properties are located in other markets or in less favored locations within the selected markets, which Aimco intends to hold for an intermediate term. Affordable properties are typically those which have rent subsidies provided by HUD and other government agencies.

CONVENTIONAL OPERATIONS Conventional real estate operations include Aimco's diversified portfolio of market-rate apartment communities and associated property management and other income. During the third quarter, conventional real estate operations generated FCF of $164.7 million from 669 properties with 187,000 units and an average 80% ownership. Conventional real estate assets have been further allocated between Core and Non-core, with performance results presented on Schedules XXII through XXVIII. "Same Store" Core properties include 331 communities with 102,971 units and accounted for 75% of real estate FCF "Same Store" Non-

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Third Quarter 2003

core properties include 258 communities with 61,607 units and accounted for 25% of real estate FCF. Conventional operations also generated Free Cash Flow from property management and other fees (associated with asset management, construction management, refinancing, dispositions, development and other services to affiliated partnerships), net of expenses and insurance losses, of $(0.4) million.

AIMCO CAPITAL Aimco Capital was established in 2002 to organize affordable property operations and asset management under a single management team dedicated to this sector. The management of affordable housing requires specialized property management, accounting and legal expertise to comply with the regulatory framework that affects affordable properties. Aimco is among the largest owners and operators of affordable properties in the United States. During the third quarter 2003, Affordable property operations included 495 properties with 59,064 units. Aimco has an average 38% ownership in its Affordable properties. Occupancy and average rents in the affordable sector were stable and averaged 95.2% and $645, respectively in the third quarter, consistent with the second quarter 2003.

Aimco Capital also generates income from asset management (from the above holdings as well as two other large portfolios that are asset managed only), property management, and transactional activity including dispositions, tax credit redevelopment and refinancings. Aimco Capital has completed 57 transactions year-to-date. Although, negotiated rent increases are reflected in increased affordable revenue, other fees and transactions are recorded as investment management income. During the third quarter 2003, Aimco Capital generated FCF of $18.1 million from property operations and asset management and transaction activity.

Additional Income Information

INTEREST INCOME FROM GENERAL PARTNER LOANS Interest and Other Income was $5.1 million, a decrease of $8.1 million from the third quarter of 2002, primarily due to lower outstanding balances on general partner notes and also lower transactional income.

Notes receivable primarily from affiliated partnerships were $184.3 million ($253.0 million face value) at quarter-end versus $247.5 million ($337.4 million face value) at September 30, 2002, a reduction of $63.2 million, or 26%, due primarily to collections of the notes

Apartment Investment and Management Company
Third Quarter 2003

receivable and GAAP required eliminations on newly consolidated partnerships. Aimco recognized in the third quarter 2003 total transactional income of $0.05 million and made no provisions for loan losses, compared with $3.8 million in transactional income and $1.7 million of provisions in the third quarter 2002.

INTEREST EXPENSE Consolidated interest expense was $95.2 million for the quarter, an increase of $18.4 million when compared with $76.8 million in the third quarter 2002. The increase in interest expense is primarily a result of an increase in debt associated with newly consolidated and acquired properties.

G&A General and Administrative expenses for the quarter were $7.6 million, up from $4.4 million in the third quarter 2002. The $3.2 million increase is primarily due to: (i) $1.4 million for increased employee compensation and benefits; and (ii) $1.7 million for increased professional fees for compliance with increasing and changing government and accounting requirements.

GAIN ON DISPOSITIONS AND INCOME FROM DISCONTINUED OPERATIONS Gain on Dispositions of Real Estate of $1.5 million and Income from Discontinued Operations of $27.5 million in third quarter 2003 compared with a loss of $7.9 million and income of $4.3 million, respectively, in the third quarter 2002. Income from Discontinued Operations in the third quarter 2003 included a net gain on sales of $22.9 million, somewhat offset by impairment losses on real estate assets sold or held for sale and income taxes on dispositions.

SUMMARY OF THIRD QUARTER PERFORMANCE Diluted EPS of $0.15 was higher than the projected range of ($0.08) to ($0.04) due primarily to the Gain on Dispositions of Real Estate of $22.9 million, which is recorded in Discontinued Operations.

Diluted FFO per share of $0.80 was below Aimco estimates provided August 13, 2003. Comparing diluted FFO on a sequential basis, per share diluted FFO decreased $0.06 from the $0.86 (after required adjustments) earned in the second quarter due to:

FFO PER SHARE—THIRD QUARTER COMPARED WITH SECOND QUARTER

FFO/Share
Second quarter 2003 diluted FFO per share including new rules	$0.86
Second quarter non-cash adjustments for:
Topic D-42 redemption related preferred stock issuance costs	0.02
Impairment loss on real estate assets sold or held for sale	0.03

Second quarter 2003 before required adjustments	$0.91
Third quarter incremental results:
Income from property operations	0.01
Investment Management, including fees and insurance claims	(0.04)
Interest expense	(0.02)

Third quarter before required adjustments	$0.86
Third quarter non-cash adjustments for:
Topic D-42 redemption related preferred stock issuance costs	(0.05)
Impairment loss on real estate assets sold or held for sale	(0.01)

Third quarter diluted FFO per share	$0.80

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Third Quarter 2003

Transaction and Redevelopment Activity

ACQUISITIONS During the third quarter, Aimco purchased one property with 58 apartment units and 12 commercial spaces in five, contiguous, five-story buildings that occupy a full block-front on the east side of Columbus Avenue from 68th to 69th Streets in Manhattan. Aimco funded the $37.6 million purchase through a new $20 million loan and 1031 proceeds from the sale of Non-core properties. Year-to-date Aimco has purchased three properties for $105.6 million. During the third quarter, Aimco also purchased for an aggregate of $0.4 million limited and general partnership interests in 16 partnerships that own 50 properties. Year to date 2003, Aimco has purchased for an aggregate of $10.5 million limited and general partnership interests in 122 partnerships that own 325 properties.

Park La Brea Phase II (The Palazzo at Park La Brea), a development property in the mid-Wilshire area of Los Angeles, is on track for its scheduled purchase at year-end. In connection with Aimco's March 2002 acquisition of Casden Properties Inc., Aimco agreed to purchase the 521-unit property, which has average rents per unit of more than $2,500 per month, for approximately $163 million after its attainment of 60% occupancy.

Apartment Investment and Management Company
Third Quarter 2003

DISPOSITIONS Aimco regularly reviews its portfolio to identify properties that do not meet long-term investment criteria. Aimco considers these properties Non-core and seeks to sell them over the intermediate term.

During the third quarter, Aimco sold 34 properties including 7,231 apartment units for $263 million in gross proceeds, generating net cash proceeds to Aimco of $89 million after payment of mortgage debt and limited partner interests. Of the properties sold, 26 were conventional and eight were affordable. Year-to-date, Aimco has sold 74 properties including 17,351 apartment units for $638 million in gross proceeds. See the chart below for additional information on disposition activity. The FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price. FCF includes a $525 per unit deduction for Capital Replacements and is before debt service.

THIRD QUARTER PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF Yield	Property Debt ($mm)	Net Sales Proceeds ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	6,335	$234	7.7%	$132	$91	$82	$572
Affordable	896	29	8.9%	18	8	7	678

Total Dispositions	7,231	$263	7.8%	$150	$99	$89	$585

FIRST NINE MONTHS 2003 PROPERTY SALES ACTIVITY

	Number of Units	Gross Proceeds ($mm)	FCF Yield	Property Debt ($mm)	Net Sales Proceeds ($mm)	Aimco Net Proceeds ($mm)	Average Rent ($/unit)
Conventional	15,016	$567	7.6%	$318	$224	$202	$558
Affordable	2,335	71	7.5%	37	17	14	631

Total Dispositions	17,351	$638	7.6%	$355	$241	$216	$568

Aimco is currently marketing for sale 125 conventional properties (approximately 26,000 units) and 180 affordable properties (approximately 20,000 units). Aimco anticipates gross sales proceeds of approximately $250 to $300 million through the remainder of 2003. Aimco expects that its share of cash from these dispositions, net of limited partner interests and

Apartment Investment and Management Company
Third Quarter 2003

after repayment of mortgage debt, will be approximately $70 to $80 million. Under SFAS 144, these properties being marketed for sale are not all classified as assets held for sale as they do not meet specified criteria.

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Third Quarter 2003

REDEVELOPMENT ACTIVITY At quarter-end, Aimco had ten conventional properties with 5,327 units, and two affordable properties with 467 units, being redeveloped. Redevelopment expenditures in the quarter for the ten conventional properties were $23.3 million, of which Aimco's share was $15.9 million. The ten projects include three new projects: Cherry Creek Gardens located in Denver, Colorado; Westlake Arms located in Indianapolis, Indiana; and Chimney Hill, located in Marietta, Georgia, which is a 326-unit ground up development project that is being managed by Casden Development Company, LLC. Redevelopment expenditures for these ten conventional projects are expected to total $428.0 million, of which approximately $51.7 million remains to be spent. Aimco's share of this total redevelopment spending is $324.0 million, of which approximately $32.9 million remains to be spent.

Aimco's largest redevelopment project is Flamingo South Beach with 1,685 apartments located in Miami Beach, Florida. During the quarter, 237 additional units were completed for a total of 1,298 completed units and 387 units under redevelopment. At quarter-end, occupied and pre-leased units totaled 942.

Balance Sheet and Liquidity

FINANCING ACTIVITY During the third quarter, Aimco closed 19 mortgage loans generating $89.2 million of total proceeds at a weighted average interest rate of 4.39%. After repayment of existing debt, transaction costs and distributions to limited partners totaling $60.7 million, Aimco's share of net proceeds was $28.5 million.

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THIRD QUARTER MORTGAGE REFINANCINGS ($mm) Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Net Proceeds	Prior Rate	New Rate
Conventional Fixed Rate—15-year plus, partially to fully amortizing	$—	$14.0	$—	$13.9	n/a	5.23%
Conventional Fixed Rate—5-15 year, partially amortizing	22.5	34.4	16.0	9.5	8.78%	5.52%
Affordable Mark-to-Market and other	15.6	17.2	7.7	(0.1)	7.50%	2.76%
Tax Exempt Bonds	14.5	23.6	9.2	5.2	3.59%	3.44%

Totals	$52.6	$89.2	$32.9	$28.5	6.97%	4.39%

YEAR-TO-DATE MORTGAGE REFINANCINGS ($mm) Mortgage Type (all non-recourse)	Original Loan Amount	New Loan Amount	Aimco Share Original Loan	Aimco Net Proceeds	Prior Rate	New Rate
Conventional Fixed Rate—15-year plus, fully amortizing	$16.4	$43.3	$9.3	$20.3	7.95%	5.52%
Conventional Fixed Rate—5-15 year, partially amortizing	141.3	242.7	102.3	78.3	7.97%	4.76%
Conventional Floating Rate	55.9	66.5	33.5	7.6	7.58%	3.00%
Affordable Mark-to-Market and other	49.2	56.7	34.7	3.7	7.71%	3.05%
Tax Exempt Bonds	41.7	50.8	9.2	5.2	3.20%	3.51%

Totals	$304.5	$460.0	$189.0	$115.1	7.47%	4.23%

At quarter-end, Aimco's consolidated mortgage debt was $5,707 million. Aimco's pro rata share of mortgage debt (including total consolidated debt, less the minority interest portion plus Aimco's share of unconsolidated debt) was $5,536 million at quarter-end (see Supplemental Schedule V for detail). Mortgage debt had a weighted average maturity of 15 years and weighted average interest rate of 6.1%, down from 6.5% at year-end 2002; 82% was fixed rate debt and 18% was floating rate debt. Seventy-four percent of the floating rate mortgage debt was tax-exempt mortgage debt.

In addition to mortgage debt, at quarter end, Aimco had short-term debt of $514 million, including a $250 million term loan, $160 million drawn on the revolving credit facility, and $104 remaining on the term loan entered into in connection with the March 2002 acquisition of Casden Properties Inc. Total debt increased by $201 million during the quarter due primarily to: (i) reclassification as debt of mandatorily redeemable securities (primarily the Class S Cumulative Redeemable Preferred Stock) due to the adoption of SFAS 150; (ii) acquisition of a partnership interest in Lincoln Place in Southern California and the Manhattan property; (iii) and funding the NAPICO litigation settlement; all partially offset by reduced mortgage debt due to property sales.

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CAPITAL STRUCTURE AT SEPTEMBER 30, 2003

		At Dec. 31, 02	Percent of Total	At Mar. 31, 03	Percent of Total	At Jun. 30, 03	Percent of Total	At Sep. 30, 03		Percent of Total
	Short-term debt	$406	4%	$471	4%	$354	3%	$514		5%
(1)	Long-term debt	5,715	53%	5,667	53%	5,608	54%	5,536		51%
	Mandatorily Redeemable
(2)	Preferreds	—	—	—	—	—	—	113		1%

	Total Debt	6,121		6,139		5,962		6,163
	Less: Cash and restricted cash	376	-3%	319	-3%	337	-3%	355		-3%

	Net Debt	5,745	53%	5,819	54%	5,626	54%	5,808		53%
	Preferred equity	1,080	10%	1,079	10%	1,044	10%	947		9%
	Common equity at market	3,967	37%	3,860	36%	3,668	35%	4,168	(3)	38%

	Total Capitalization	$10,792	100%	$10,759	100%	$10,338	100%	$10,923		100%

(1)
Aimco share of debt excluding the minority interest in consolidated debt, see Supplemental Schedule V

(2)
Certain preferred securities are considered debt under SFAS 150 that were previously classified as preferred equity for purposes of this chart

(3)
105.9 million shares and OP units outstanding at September 30, 2003 times the closing price of $39.36 per share/unit

As previously announced, during the quarter Aimco issued $150 million of 8.0% Class T Cumulative Preferred Stock in a public offering, applying the proceeds to redeem higher cost preferred securities including redemption of: all outstanding shares of its 9.5% Class H Cumulative Preferred Stock, 10% Class L Convertible Cumulative Preferred Stock and 9.25% Class M Convertible Cumulative Preferred Stock; and 1.5 million shares in a pro rata redemption of its 8.75% Class D Cumulative Preferred Stock. These redemptions were completed for cash on August 18, 2003.

LIQUIDITY During the quarter Aimco drew $160 million on its revolving credit facility, leaving $285 million in available funds.

Subsequent to quarter-end, Aimco completed modifications of its credit facility and term loans. Modifications included: (i) reduction of the minimum fixed charge coverage ratio from 1.50:1 to 1.40:1; (ii) reduction of the minimum interest coverage ratio from 2.25:1 to 2.00:1; (iii) increasing to 90% the percentage of FFO permitted to be distributed, based on trailing 12-months; and (iv) permitting the exclusion of redemption related preferred stock issuance costs (under Topic D-42) from interest expense and dividends when calculating coverage ratios. In conjunction with the modifications and based on current coverage ratios, the applicable margin on the revolving credit facility LIBOR-based loans increased from 2.65% to 2.85% and base rate loan margins increased from 1.15% to 1.35%.

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Outlook

Please see Supplemental Schedule XIV for Aimco's updated Outlook for the fourth quarter and full year 2003.

Earnings Conference Call

Please join Aimco management on the Third Quarter 2003 earnings conference call to be held Monday, November 10, 2003 at 1:30 p.m. eastern standard time. You may join the conference call through an Internet audiocast via Aimco's Website at www.aimco.com/about/financial/3Q2003.asp by clicking on the Webcast link, or by dialing 800-218-8862, or 303-262-2143 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Third Quarter 2003 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on the Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 555574#.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements including statements regarding 2003 results that are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; litigation; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,685

Apartment Investment and Management Company
Third Quarter 2003

properties, including approximately 300,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$377,403	$335,729	$1,111,036	$960,998
Property operating expenses	(166,400)	(137,292)	(485,993)	(378,327)

Income from property operations	211,003	198,437	625,043	582,671

INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income primarily from affiliates	14,930	22,135	47,577	66,850
Management and other expenses	(13,400)	(18,642)	(31,633)	(48,304)
Amortization of intangibles	(1,276)	(1,154)	(4,716)	(3,194)

Income from investment management business	254	2,339	11,228	15,352

General and administrative expenses	(7,638)	(4,360)	(19,538)	(12,377)
Other expenses	-	-	-	(5,000)
Provision for losses on notes receivable	-	(1,682)	(1,488)	(4,838)
Depreciation of rental property	(82,840)	(67,639)	(247,682)	(195,127)
Interest expense	(95,239)	(76,810)	(283,487)	(234,922)
Interest and other income	5,140	13,259	18,404	56,034
Equity in earnings (losses) of unconsolidated real estate partnerships [a]	(1,767)	(254)	(6,581)	2,357
Minority interest in consolidated real estate partnerships	(1,697)	(2,129)	(4,676)	(5,730)

Income from operations	27,216	61,161	91,223	198,420
Gain (loss) on dispositions of real estate	1,462	(4,307)	2,738	4,467
Impairment loss on investment in unconsolidated real estate partnerships	-	(3,564)	-	(3,816)
Distributions to minority partners in excess of income	(11,861)	(4,302)	(21,503)	(15,274)

Income before minority interest in Aimco Operating Partnership and discontinued operations	16,817	48,988	72,458	183,797
Minority interest in Aimco Operating Partnership	(3,665)	(6,979)	(13,444)	(23,644)

Income from continuing operations	13,152	42,009	59,014	160,153
Discontinued operations:
Income from discontinued operations, net of tax of $806 and ($127) for the three months ended September 30, 2003 and 2002, respectively [b]	27,483	4,336	62,674	2,284

Net income	$40,635	$46,345	$121,688	$162,437

Net income attributable to preferred stockholders	$26,930	$22,092	$74,032	$71,466

Net income attributable to common stockholders	$13,705	$24,253	$47,656	$90,971

Weighted average number of common shares outstanding	92,839	91,831	92,759	83,443

Weighted average number of common shares and common share equivalents outstanding	93,049	92,735	92,889	84,842

Earnings (loss) per common share - basic:
Income (loss) from continuing operations (net of preferred dividends)	$(0.15)	$0.21	$(0.16)	$1.06

Net income attributable to common stockholders	$0.15	$0.26	$0.51	$1.09

Earnings (loss) per common share - diluted:
Income (loss) from continuing operations (net of preferred dividends)	$(0.15)	$0.21	$(0.16)	$1.04

Net income attributable to common stockholders	$0.15	$0.26	$0.51	$1.07

[a]
Represents Aimco's share of earnings (losses) from apartment units in which Aimco holds an equity interest.
[b]
Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended 30-Sep-03	Quarter Ended 30-Sep-02	Nine Months Ended 30-Sep-03	Nine Months Ended 30-Sep-02
Income from operations	$2,387	$4,338	$4,766	$14,799
Gain (loss) on dispositions of real estate, net	22,908	(129)	66,930	(10,432)
Impairment loss on real estate assets sold or held for sale	(619)	-	(8,560)	(210)
Distributions to minority partners in excess of income	3,613	-	4,650	(1,321)
Income tax arising from disposals (primarily deferred)	(806)	127	(5,112)	(552)

Income from discontinued operations	27,483	4,336	62,674	2,284

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30, 2003	As of December 31, 2002
ASSETS
Buildings and improvements	$8,556,905	$8,474,525
Land	2,136,397	1,962,356
Accumulated depreciation	(1,806,667)	(1,657,046)
Cash and cash equivalents	126,680	98,567
Restricted cash	211,200	220,164
Accounts receivable	62,380	84,967
Accounts receivable from affiliates	46,812	47,060
Deferred financing costs	74,434	69,862
Notes receivable, primarily from unconsolidated real estate partnerships	184,267	169,238
Investment in unconsolidated real estate partnerships	233,781	367,851
Other assets	286,188	258,953
Assets held for sale	70,552	220,104

TOTAL ASSETS	$10,182,929	$10,316,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,201,572	$1,171,557
Secured notes payable	4,505,657	4,543,566
Mandatorily redeemable preferred securities	113,169	15,169
Term loans	354,387	115,011
Credit facility	160,000	291,000

TOTAL INDEBTEDNESS	6,334,785	6,136,303
Accounts payable	15,874	11,150
Accrued liabilities and other	386,494	294,769
Deferred income	24,129	15,283
Security deposits	41,967	39,903
Deferred income taxes payable	23,947	36,680
Liabilities related to assets held for sale	53,919	168,654

TOTAL LIABILITIES	6,881,115	6,702,742

Minority interest in consolidated real estate partnerships	78,113	75,535
Minority interest in Aimco Operating Partnership	316,906	374,937
STOCKHOLDERS' EQUITY
Class A Common Stock	941	938
Additional paid-in capital	3,066,172	3,050,057
Perpetual preferred stock	555,250	552,520
Convertible preferred stock	299,992	392,492
Distributions in excess of earnings	(959,975)	(776,577)
Unvested restricted stock	(11,744)	(7,079)
Notes due on common stock purchases	(43,841)	(48,964)

	2,906,795	3,163,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,182,929	$10,316,601

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$121,688	$162,437
Total adjustments to reconcile net income	259,449	241,806

Net cash provided by operating activities	381,137	404,243

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and additions to real estate	(117,907)	(519,143)
Initial capital expenditures	(18,594)	(23,165)
Capital Replacements	(70,620)	(60,726)
Capital Enhancements	(2,765)	(5,632)
Redevelopment additions to real estate	(79,785)	(118,505)
Proceeds from dispositions of real estate	479,220	194,441
Disposition capital expenditures	(15,991)	-
Purchase of general and limited partnership interests and other assets	(32,457)	(52,347)
Originations of notes receivable from unconsolidated real estate partnerships	(47,833)	(74,547)
Proceeds from repayment of notes receivable	40,894	53,017
Cash paid in connection with merger/acquisition related costs	(13,983)	(249,220)
Distributions received from investments in unconsolidated real estate partnerships	51,106	15,662
Other investing activities	8,326	30,256

Net cash provided by (used in) investing activities	179,611	(809,909)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	351,964	651,824
Principal repayments on secured notes payable	(553,020)	(412,196)
Proceeds from tax-exempt bond financing	14,505	287,551
Principal repayments on tax-exempt bond financing	(62,774)	(395,271)
Net borrowings on term loans and revolving credit facility	108,376	206,492
Redemption of preferred stock	(239,770)	-
Proceeds from issuance of mandatorily redeemable preferred securities	97,250	-
Proceeds from issuance of Class A common and preferred stock, exercise of options/warrants	145,248	425,730
Payment of Class A common stock dividends	(228,933)	(202,706)
Payment of preferred stock dividends	(68,509)	(72,499)
Payment of distributions to minority interest	(87,161)	(72,236)
Other financing activities	(7,394)	(3,548)

Net cash (used in) provided by financing activities	(530,218)	413,141

NET INCREASE IN CASH AND CASH EQUIVALENTS	30,530	7,475
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	98,567	75,456
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS INCLUDED WITHIN ASSETS HELD FOR SALE FROM BEGINNING TO END OF PERIOD	(2,417)	2,960

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$126,680	$85,891

GLOSSARY

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less both Capital Replacement expenditures and Capital Enhancement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. AFFO also reflects that Capital Replacements are necessary to maintain, and Capital Enhancements are made to improve, the associated real estate assets.

Please see Supplemental Schedules I and II for AFFO data reconciled to Net Income as determined in accordance with GAAP.

CAPITAL REPLACEMENTS AND CAPITAL ENHANCEMENTS (CR AND CE): CR and CE are components of total capital expenditures. CR expenditures are required to maintain Aimco's assets and CE expenditures are made to improve Aimco's assets by adding a new feature or revenue source.

CR and CE spending are components of capital expenditures denoted as line items in the GAAP Statement of Cash Flows.

DISPOSITION CAPITAL EXPENDITURES: Disposition Capital Expenditures are capital expenditures made on properties sold, held for sale or identified as to be sold within one year. Disposition capital expenditures are incurred to support the sale of these properties and are not part of Aimco's ongoing Capital Replacements. In the third quarter 2003, Aimco included capital expenditures made for affordable properties that are expected to be sold upon completion of regulatory requirements. These expenditures are included in this classification as Aimco is limited in the amount of proceeds that it can receive in distribution from the properties' operations, and amounts in excess must be reinvested in the property or forfeited to the applicable government agency. Aimco expects to recover these expenditures upon sale of the property. Prior to establishing this category of capital expenditures, these expenditures were accounted for as Capital Replacements and deducted in calculating

AFFO. Aimco will review this allocation each quarter and will re-allocate to Capital Replacements any items for those properties not sold or no longer identified as to be sold.

FREE CASH FLOW (FCF): FCF, as defined by Aimco, is net operating income from real estate minus Capital Replacement spending required to maintain, and Capital Enhancement spending made to improve, the related assets. FCF also includes cash flows generated from the Investment Management Business, Interest and Other Income, General and Administrative expenses, Provision for losses on notes receivable and other expenses incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows as related to Aimco's unconsolidated real estate holdings.

Please see Supplemental Schedule II for FCF data reconciled to Net Income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for the minority interest in Aimco's operating partnership (AIMCO Properties, L.P.), plus amortization of intangibles and distributions to minority partners in excess of income. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends/distributions on preferred stock/partnership units (net of preferred dividends/distributions relating to convertible securities the conversion of which is dilutive to FFO) and adding back the interest expense on mandatorily redeemable convertible preferred securities the conversion of which is dilutive to FFO. FFO is helpful to investors in understanding Aimco's performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedules I and II for FFO data reconciled to Net Income as determined in accordance with GAAP.

NET RENTAL INCOME (NRI): NRI is an operating measure calculated as the product of the number of rental units in Aimco's "Same Store" portfolio multiplied by occupancy multiplied by average effective rent per unit. NRI does not reflect income from all sources and does not reflect operating expenses.

SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco's ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership.

Please see Supplemental Schedules VIII through XIII for Same Store data reconciled to Income from Property Operations as determined in accordance with GAAP.

UNCONSOLIDATED BALANCE SHEET ITEMS: Unconsolidated balance sheet items such as Aimco's share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable, unconsolidated current liabilities and unconsolidated debt are components of Balance Sheet line items on the GAAP Financial Statements that are useful in understanding Aimco's proportionate share of assets and liabilities, prior to consolidation in GAAP financial statements.

Supplemental Schedule I

Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002
Operating Activities:
Net Income	$40,635	$46,345	$121,688	$162,437
Minority interest in Aimco Operating Partnership	3,665	6,979	13,444	23,644
Real estate depreciation, net of minority interest	75,294	59,519	223,733	172,225
Real estate depreciation related to unconsolidated entities	6,289	8,815	19,331	26,022
(Gain) loss on dispositions of real estate	(1,462)	4,307	(2,738)	(4,467)
Distributions to minority partners in excess of income	11,861	4,302	21,503	15,274
Amortization of intangibles	1,276	1,154	4,716	3,194
Discontinued operations:
(Gain) loss on dispositions of real estate, net of minority interest	(22,908)	129	(66,930)	10,432
Real estate depreciation, net of minority interest	1,208	5,530	9,712	18,642
Distributions to minority partners in excess of income	(3,613)	-	(4,650)	1,321
Income tax arising from disposals	806	(127)	5,112	552

Funds From Operations	113,051	136,953	344,921	429,276
Preferred stock dividends and distributions	(21,445)	(15,397)	(63,459)	(40,376)
Redemption related preferred stock issuance costs	(5,490)	-	(7,645)	-
Interest expense on mandatorily redeemable convertible preferred securities	247	365	741	882

Diluted Funds From Operations	$86,363	$121,921	$274,558	$389,782
Capital Replacements	(20,957)	(24,478)	(67,929)	(61,001)
Capital Enhancements [a]	(213)	(1,208)	(2,377)	(6,150)
Impairment loss on investment in unconsolidated real estate partnerships	-	3,564	-	3,816
Impairment loss on real estate assets sold or held for sale, net of minority interest	619	-	8,560	210
Redemption related preferred stock issuance costs	5,490	-	7,645	-
Non-dilutive preferred stock dividends and distributions	-	(7,356)	(4,065)	(17,973)

Diluted Adjusted Funds From Operations	$71,302	$92,443	$216,392	$308,684

Funds From Operations:
Weighted average common shares, common share equivalents and Operating Partnership units outstanding:
Common shares and equivalents	96,044	101,760	97,162	97,393
Operating Partnership units and equivalents	11,845	12,758	11,955	12,463

	107,889	114,518	109,117	109,856

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and Operating Partnership units outstanding:
Common shares and equivalents	96,044	95,374	95,768	92,296
Operating Partnership units and equivalents	11,845	12,758	11,955	12,463

	107,889	108,132	107,723	104,759

Per Share:
Diluted Funds From Operations	$0.80	$1.06	$2.52	$3.55
Diluted Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs) [b]	$0.86	$1.09	$2.68	$3.59
Diluted Adjusted Funds From Operations	$0.66	$0.85	$2.01	$2.95
Dividends Declared	$0.60	$0.82	$2.24	$2.46

[a]    In second quarter 2002, Aimco began deducting, on a prospective basis, Capital Enhancements, as well as Capital Replacements, to calculate Free Cash Flow and Adjusted Funds From Operations.

[b]    On October 1, 2003, NAREIT clarified its definition of Funds From Operations (FFO) to include impairment losses, which previously had been added back to calculate FFO. Although Aimco's presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in the calculation of FFO. In the three months ended September 30, 2003, and effective for all prior periods presented, Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months ended September 30, 2003 includes impairment losses of $0.6 million, and for the nine months ended September 30, 2003, includes an adjustment of $7.9 million to reflect this change. FFO for the three and nine months ended September 30, 2002 includes an adjustment of $3.6 million and $4.0 million, respectively, to reflect this change. As a result of the Securities and Exchange Commission's interpretation of Emerging Issues Task Force Topic D-42, Aimco has complied with the clarification of including redemption related preferred stock issuance costs in the three months ended September 30, 2003, and effective for all prior periods presented, in FFO. Therefore, FFO for the three months ended September 30, 2003 includes issuance costs of $5.5 million and FFO for the nine months ended September 30, 2003 includes an adjustment of $2.2 million to reflect this change.

Supplemental Schedule II

Free Cash Flow from Business Segments
For the Three Months Ended September 30, 2003
(in thousands, except unit and monthly rent data)
(unaudited)

	Consolidated	Unconsolidated	Total	%
Real Estate
Conventional Apartments
Average monthly rent greater than $1,200 per unit (11,429 equivalent units)	$26,958	$727	$27,685	15.1%
Average monthly rent $1,000 to $1,200 per unit (10,167 equivalent units)	20,446	448	20,894	11.4%
Average monthly rent $900 to $1,000 per unit (14,439 equivalent units)	26,871	461	27,332	15.0%
Average monthly rent $800 to $900 per unit (6,636 equivalent units)	12,105	339	12,444	6.8%
Average monthly rent $700 to $800 per unit (15,712 equivalent units)	20,474	610	21,084	11.5%
Average monthly rent $600 to $700 per unit (33,582 equivalent units)	33,684	952	34,636	19.0%
Average monthly rent $500 to $600 per unit (37,159 equivalent units)	27,055	1,173	28,228	15.4%
Average monthly rent less than $500 per unit (15,134 equivalent units)	6,636	412	7,048	3.9%

Subtotal conventional real estate contribution to Free Cash Flow (144,258 equivalent units)	174,229	5,122	179,351	98.1%
Affordable Apartments (22,538 equivalent units)	13,857	5,662	19,519	10.7%
College housing (2,403 equivalent units)	1,827	35	1,862	1.0%
Other real estate	736	1	737	0.4%
Minority interest	(17,737)	-	(17,737)	-9.7%

Total real estate contribution to Free Cash Flow	172,912	10,820	183,732	100.5%
Investment Management Business
Management contracts (property, risk and asset management)
Controlled properties	690	-	690	0.4%
Third party with terms in excess of one year	466	-	466	0.3%
Third party cancelable in 30 days	299	-	299	0.2%
Insurance claim losses	(793)	-	(793)	-0.5%

Investment management business contribution to Free Cash Flow before activity based fees	662	-	662	0.4%
Activity based fees	868	-	868	0.5%

Total investment management business contribution to Free Cash Flow	1,530	-	1,530	0.9%
Interest and other income
General partner loan interest	3,507	-	3,507	1.9%
Money market and interest bearing accounts	1,587	-	1,587	0.9%
Transactional income	46	-	46	0.0%

Total interest and other income contribution to Free Cash Flow	5,140	-	5,140	2.8%
General and administrative expenses	(7,638)	-	(7,638)	-4.2%

Free Cash Flow	$171,944	$10,820	$182,764	100.0%

Supplemental Schedule II (continued)

Free Cash Flow from Business Segments
For the Three Months Ended September 30, 2003
(in thousands, except per share/unit data)
(unaudited)

	Basic			Diluted
	Consolidated	Unconsolidated	Total	Total
Free Cash Flow	$171,944	$10,820	$182,764	$182,764
Cost of Senior Capital
Interest expense:
Secured debt:
Long-term, fixed rate	(80,054)	(7,132)	(87,186)	(87,186)
Long-term, floating rate	(8,577)	(73)	(8,650)	(8,650)
Short-term	(2,845)	(11)	(2,856)	(2,856)
Lines of credit and other unsecured debt	(6,168)	-	(6,168)	(6,168)
Interest expense on mandatorily redeemable preferred securities	(1,288)	-	(1,288)	(1,288)
Interest expense on mandatorily redeemable convertible preferred securities	(247)	-	(247)	-
Interest capitalized	3,940	102	4,042	4,042

Total interest expense before minority interest	(95,239)	(7,114)	(102,353)	(102,106)
Minority interest share of interest expense	8,494	-	8,494	8,494

Total interest expense after minority interest	(86,745)	(7,114)	(93,859)	(93,612)
Distributions on preferred OP units	(2,102)	-	(2,102)	-
Dividends on preferred stock	(26,930)	-	(26,930)	(26,935)

Total distributions/dividends on preferred OP units and stock	(29,032)	-	(29,032)	(26,935)
Capital Replacements/Enhancements	20,354	816	21,170	21,170
Amortization of intangibles	(1,276)	-	(1,276)	(1,276)
Gain on dispositions of real estate	1,462	-	1,462	1,462
Income from discontinued operations	27,483	-	27,483	27,483
Real estate depreciation, net of minority interest	(75,294)	(6,289)	(81,583)	(81,583)
Distributions to minority partners in excess of income	(11,861)	-	(11,861)	(11,861)
Interest expense on mandatorily redeemable convertible preferred securities	-	-	-	(247)
Preferred equity dividends	-	-	-	(2,097)

Net income (loss) attributable to common OP unitholders and stockholders	17,035	(1,767)	15,268	15,268
Gain on dispositions of real estate	(1,462)	-	(1,462)	(1,462)
Discontinued operations:
Gain on dispositions of real estate, net of minority interest	(22,908)	-	(22,908)	(22,908)
Real estate depreciation, net of minority interest	1,208	-	1,208	1,208
Distributions to minority partners in excess of income	(3,613)	-	(3,613)	(3,613)
Income tax arising from disposals	806	-	806	806
Real estate depreciation, net of minority interest	75,294	6,289	81,583	81,583
Distributions to minority partners in excess of income	11,861	-	11,861	11,861
Amortization of intangibles	1,276	-	1,276	1,276
Interest expense on mandatorily redeemable convertible preferred securities	-	-	-	247
Preferred equity dividends	-	-	-	2,097

Funds From Operations attributable to common OP unitholders and stockholders	79,497	4,522	84,019	86,363
Capital Replacements	(20,141)	(816)	(20,957)	(20,957)
Capital Enhancements	(213)	-	(213)	(213)
Impairment loss on real estate assets sold or held for sale, net of minority interest	619	-	619	619
Redemption related preferred stock issuance costs	5,490	-	5,490	5,490

Adjusted Funds From Operations attributable to common OP unitholders and stockholders	$65,252	$3,706	$68,958	$71,302

	Earnings	Shares/Units	Earnings Per Share/Unit
Net Income
Basic	15,268	104,684	$0.15
Diluted	15,268	104,894	$0.15
FFO
Basic	84,019	104,684
Diluted	86,363	107,889
AFFO
Basic	68,958	104,684
Diluted	71,302	107,889

    Reconciliation of FCF, FFO and AFFO to Net Income:

	For the Three Months Ended September 30, 2003
	FCF	FFO	AFFO
Amount per Free Cash Flow Schedule	$182,764	$84,019	$68,958
Total interest expense after minority interest	(93,859)	-	-
Distributions on preferred OP units	-	2,102	2,102
Dividends on preferred stock	-	26,930	26,930
Redemption related preferred stock issuance costs	-	-	(5,490)
Real estate depreciation, net of minority interest	(81,583)	(81,583)	(81,583)
Gain on dispositions of real estate	1,462	1,462	1,462
Discontinued operations:
Income from operations	27,483	-	-
Real estate depreciation, net of minority interest	-	(1,208)	(1,208)
Gain on dispositions of real estate, net of minority interest	-	22,908	22,908
Impairment loss on real estate assets sold or held for sale, net of minority interest	-	-	(619)
Distributions to minority partners in excess of income	-	3,613	3,613
Income tax arising from disposals	-	(806)	(806)
Distributions to minority partners in excess of income	(11,861)	(11,861)	(11,861)
Capital Replacements	20,957	-	20,957
Capital Enhancements	213	-	213
Amortization of intangibles	(1,276)	(1,276)	(1,276)
Minority interest in Aimco Operating Partnership	(3,665)	(3,665)	(3,665)

Net income	$40,635	$40,635	$40,635

Supplemental Schedule III

Free Cash Flow from Business Segments and Reconciliation to Income from Property Operations
(in thousands)
(unaudited)

		See Supplemental Schedule II
	Equivalent Units	Total FCF	CR and CE Expenditures	FCF before CR and CE
Real Estate
Conventional : with average monthly rent
Greater than $1,200 per unit	11,429	$27,685	$1,703	$29,388
$1,000 to $1,200 per unit	10,167	20,894	1,467	22,361
$900 to $1000 per unit	14,439	27,332	2,064	29,396
$800 to $900 per unit	6,636	12,444	898	13,342
$700 to $800 per unit	15,712	21,084	1,376	22,460
$600 to $700 per unit	33,582	34,636	4,014	38,650
$500 to $600 per unit	37,159	28,228	5,083	33,311
Less than $500 per unit	15,134	7,048	1,699	8,747

Subtotal conventional real estate contribution to Free Cash Flow	144,258	179,351	18,304	197,655
Affordable	22,538	19,519	2,574	22,093
College housing	2,403	1,862	193	2,055
Other real estate		737	99	836
Minority interest		(17,737)		(17,737)

Total real estate contribution to free cash flow	169,199	$183,732	$21,170	$204,902

Add Minority interest				17,737
Less unconsolidated contribution to free cash flow				(10,820)
Less unconsolidated CR/CE spending				(816)

Income from property operations				$211,003

Supplemental Schedule IV

Proportionate Income Statement Presentation (Including Proportionate Consolidated Income Statement)
For the Three Months Ended September 30, 2003
(in thousands, except per share data)
(unaudited)

					Reconciliation to Free Cash Flow From Business Segments [e]
		Proportionate Share of Unconsolidated Partnerships [b]		Proportionate Consolidated Income Statement [d]
	Aimco GAAP Income Statement [a]		Minority Interest [c]		Amortization of Intangibles	Capital Replacements/ Enhancements	Free Cash Flow
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$377,403	$27,672	$(37,373)	$367,702	$-	$-	$367,702
Property operating expenses	(166,400)	(16,036)	19,636	(162,800)	-	(21,170)	(183,970)

Income from property operations	211,003	11,636	(17,737)	204,902	-	(21,170)	183,732
INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income primarily from affiliates	14,930	-	-	14,930	-	-	14,930
Management and other expenses	(13,400)	-	-	(13,400)	-	-	(13,400)
Amortization of intangibles	(1,276)	-	-	(1,276)	1,276	-	-

Income from investment management business	254	-	-	254	1,276	-	1,530
General and administrative expenses	(7,638)	-	-	(7,638)	-	-	(7,638)
Depreciation of rental property	(82,840)	(6,289)	7,546	(81,583)	-	21,170	(60,413)
Interest expense	(95,239)	(7,114)	8,494	(93,859)	-	-	(93,859)
Interest and other income	5,140	-	-	5,140	-	-	5,140
Equity in losses of unconsolidated real estate partnerships	(1,767)	1,767	-	-	-	-	-
Minority interest in consolidated real estate partnerships	(1,697)	-	1,697	-	-	-	-
Amortization of intangibles	-	-	-	-	(1,276)	-	(1,276)

Income from operations	27,216	-	-	27,216	-	-	27,216
Gain on dispositions of real estate	1,462	-	-	1,462	-	-	1,462
Distributions to minority partners in excess of income	(11,861)	-	-	(11,861)	-	-	(11,861)

Income before minority interest in Aimco Operating Partnership and discontinued operations	16,817	-	-	16,817	-	-	16,817
Minority interest in Aimco Operating Partnership, preferred	(2,102)	-	-	(2,102)	-	-	-
Minority interest in Aimco Operating Partnership, common	(1,563)	-	-	(1,563)	-	-	-

Income from continuing operations	13,152	-	-	13,152	-	-	16,817
Discontinued operations:
Net income from discontinued operations (including net gain on dispositions of $22,908 and tax of $806)	27,483	-	-	27,483	-	-	27,483

Net income	40,635	-	-	40,635	-	-	44,300

Net income attributable to preferred stockholders	$26,930			$26,930			$29,032

Net income attributable to common stockholders	$13,705			$13,705			$15,268

Basic earnings per common share	$0.15			$0.15			$0.15

Diluted earnings per common share	$0.15			$0.15			$0.15

Weighted average number of common shares outstanding	92,839
Weighted average number of common shares and common share equivalents outstanding	93,049
Dividends paid per common share	$0.60
[a]
Aimco's consolidated statement of income on a GAAP basis
[b]
Aimco's proportionate share of unconsolidated real estate partnerships
[c]
Aimco's proportionate share of minority interest in consolidated real estate partnerships
[d]
Total of Aimco's proportionate share of unconsolidated real estate partnerships, minority interest share of consolidated real estate partnerships and consolidated operations
[e]
Reconciliation of the proportionate consolidated income statement to the Free Cash Flow from Business Segments (Supplemental Schedule II)

Supplemental Schedule V

Selected Statistical and Balance Sheet Information
As of September 30, 2003
(in thousands, except Other data)
(unaudited)

I.	Property Debt
	A.	Property Debt Detail
			Amount		Weighted Rate
		Consolidated
		Fixed	$4,687,509		6.94%
		Floating	1,069,286		2.59%

		Sub-Total Consolidated	5,756,795	(1)	6.13%

		Unconsolidated (Aimco's share)
		Fixed	353,866		6.80%
		Floating	19,768		3.45%

		Sub-Total Unconsolidated	373,634	(2)	6.67%

		Total Mortgage Debt (Consolidated and Pro Rata Share Unconsolidated)	6,130,429		6.16%

		Minority Interest	(594,003	)(3)	6.53%

		Aimco's Share of Mortgage Debt	$5,536,426		6.12%

II.	Asset and Liability Detail
	A.	Assets
		Unconsolidated cash	$11,458	(2)
		Unconsolidated restricted cash	36,607	(2)
		Unconsolidated accounts receivable	969	(2)
		Unconsolidated other assets	8,262	(2)
		Minority interest share of cash/restricted cash	30,731	(3)
		Minority interest share of notes receivable	63,944	(3)
		Goodwill	101,176	(4)
		Land held for future development	10,000	(5)
		Construction in progress	184,767	(6)
	B.	Current Liabilities
		Unconsolidated current liabilities	(79,226	)(2)
III.	Acquisitions for the Quarter Ended September 30, 2003:
		Lincoln Place	$63,000
		New York Property Acquisition	37,600
		Limited Partner Equity Interests	400
IV.	Common Shares Outstanding as of September 30, 2003:
		Class A Common Stock	94,098
		Common OP and other units	11,791

			105,889

V.	Preferred Securities:
			Coupon		Amount	Shares/Units Outstanding	Common Share Equivalents
		Perpetual:
		Class D	8.75%		$67,500	2,700,000	-
		Class G	9.375%		101,250	4,050,000	-
		Class Q	10.10%		63,250	2,530,000	-
		Class R	10.00%		173,500	6,940,000	-
		Class T	8.00%		150,000	6,000,000	-

		Total perpetual			$555,500	22,220,000	-

		Convertible:
		Class N	9.00%		100,000	4,000,000	1,904,762
		Class O	9.00%		100,000	1,904,762	1,904,762
		Class P	9.00%		99,992	3,999,662	1,785,563

					299,992	9,904,424	5,595,087
		Preferred OP units	8.76%		91,346	3,342,633	2,457,913

		Total convertible			$391,338	13,247,057	8,053,000

		Mandatorily Redeemable Preferred Securities:
		Class S mandatorily redeemable preferred securities	Libor + 2.75%		98,000	4,000,000	-
		Convertible debt securities	6.50%		15,169	303,385	305,782

		Total mandatorily redeemable preferred securities			$113,169	4,303,385	305,782

		Total preferred securities			$1,060,007	39,770,442	8,358,782

VI.	Other Data:
			3Q03		3Q02
		Conventional same store:
		Weighted average physical occupancy	93.0%		93.5%
		Average monthly rent per occupied unit	$702		$712
		Conventional total portfolio:
		Weighted average physical occupancy	91.3%		91.0%
		Average monthly rent per occupied unit	$727		$728

Notes:

(1)
Includes $49,566 of liabilities related to assets held for sale
(2)
These amounts are included in Investment in unconsolidated real estate partnerships on the GAAP Balance Sheet
(3)
These amounts are included in Minority interest in consolidated real estate partnerships on the GAAP Balance Sheet
Minority interest share of mortgage debt includes $3,388 of minority interest related to liabilities related to assets held for sale.
(4)
This amount is included in Other assets on the GAAP Balance Sheet
(5)
This amount is included in Land on the GAAP Balance Sheet
(6)
This amount is included in Buildings and improvements on the GAAP Balance Sheet

Supplemental Schedule VI

Capital Expenditures
As of September 30, 2003
(in thousands)
(unaudited)

For the nine months ended September 30, 2003, Aimco spent a total of $67.9 million and $2.4 million, respectively, for Capital Replacements (expenditures required to maintain the related asset) and Capital Enhancements (expenditures that add a new feature or revenue source at a property). These amounts represent Aimco's share of the total spending on both consolidated and unconsolidated partnerships.

The table below details Aimco's actual spending based on a per unit and total dollar basis (based on approximately 157,000 units) for the nine months ended September 30, 2003:

	Capital Replacements Actual Cost Per Unit	Capital Enhancements Actual Cost Per Unit	Total CR/CE Actual Cost Per Unit	Capital Replacements Actual Cost (in thousands)	Capital Enhancements Actual Cost (in thousands)	Total CR/CE Actual Cost (in thousands)

Carpets	$92	$-	$92	$14,356	$11	$14,367
Flooring	23	-	23	3,650	-	3,650
Appliances	27	1	28	4,161	151	4,312
Blinds/shades	4	-	4	658	-	658
Furnace/air	28	-	28	4,328	11	4,339
Hot Water Heaters	6	-	6	993	-	993
Kitchen/bath	9	-	9	1,340	3	1,343
Exterior painting	20	-	20	3,213	9	3,222
Landscaping	16	1	17	2,550	144	2,694
Pool/exercise facilities	13	-	13	2,048	50	2,098
Computers, miscellaneous	19	3	22	3,038	370	3,408
Roofs	13	-	13	1,964	2	1,966
Parking lot	9	-	9	1,381	6	1,387
Building (electrical,elevator, plumbing)	55	-	55	8,643	-	8,643
Submetering	-	7	7	-	1,109	1,109
Capitalized payroll and other indirect costs	100	3	103	15,606	511	16,117

Total Aimco's share	$434	$15	$449	$67,929	$2,377	$70,306

Plus minority partners' share of consolidated spending				7,832	425	8,257
Less Aimco's share of unconsolidated spending				(5,141)	(37)	(5,178)

Total spending per Consolidated Statement of Cash Flows				$70,620	$2,765	$73,385

For the nine months ended September 30, 2003, Aimco spent a total of $18.6 million for Initial Capital Expenditures or "ICE", which are expenditures at a property that have been identified at the time the property is acquired, as expenditures to be incurred within a specified period of time of the acquisition, typically one year.
For the nine months ended September 30, 2003, Aimco spent $16.0 million for Disposition Capital Expenditures, which reports those capital expenditures made on properties sold, held for sale, or identified as to be sold within one year. In third quarter 2003, Aimco began to include in Disposition Capital Expenditures capital expenditures on certain of Aimco's affordable properties that are expected to be sold upon completion of regulatory requirements. Although the sales will not necessarily occur within a year period, Aimco believes that capital expenditures on such properties are appropriately included in Disposition Capital Expenditures because of the regulatory framework under which these properties are financed or operated. Specifically, Aimco is limited in the amount of proceeds that it is permitted to receive in distribution from the properties' operations. Amounts in excess of that limitation must be reinvested in the property or forfeited to the applicable government agency. Aimco typically elects to spend amounts in excess of the distribution limit on property improvements, and Aimco expects that upon a sale of the property that the expenditures will be recovered.
For the nine months ended September 30, 2003, Aimco spent a total of $66.3 million for redevelopment, which are expenditures that substantially upgrade the related property.

Aimco's share of the total spending on both consolidated and unconsolidated partnerships are as follows (in millions):

	Nine Months Ended September 30, 2003
	ICE	Disposition Capital Expenditures	Redevelopment	Totals
Conventional Assets	$10.4	$11.4	$59.7	$81.5
Affordable Assets	8.2	4.6	6.6	19.4

Total Aimco's share	$18.6	$16.0	$66.3	$100.9

Plus minority partners' share of consolidated spending	0.2	2.0	19.8	22.0
Less Aimco's share of unconsolidated spending	(0.2)	(2.0)	(6.3)	(8.5)

Total spending per Consolidated Statement of Cash Flows	$18.6	$16.0	$79.8	$114.4

The expenditures were funded by net cash provided by operating activities, working capital reserves and borrowings under Aimco's credit facility.

Supplemental Schedule VII

Apartment Investment and Management Company

Summary of 2003 Redevelopment Activity
As of September 30, 2003
(in millions, except unit data)
(values are not adjusted for Aimco's ownership)
(unaudited)

					Cost in Millions		Redevelopment Timing				Number of Units
		Ownership %	Number of Units	Notes	Total Spending	Spent to Date	Acquisition (1)	Start	Complete	Stabilization	Completed	Leased	Out of Service
Flamingo South Beach	Miami Beach, FL	77.0%	1,685		$268.6	$259.6	Q3 1997	Q3 1997	Q4 2003	Q3 2004	1,298	942	387
Reflections	Indianapolis, IN	51.6%	582		$17.5	$16.1	Q4 1998	Q2 2001	Q4 2003	Q4 2003	582	467	0
Meadow Creek	Boulder, CO	100.0%	332		$15.7	$15.7	Q2 1985	Q3 1999	Q3 2002	Q3 2003	332	312	0
Glenbridge Manors	Cincinnati, OH	50.8%	290		$29.2	$28.6	Q4 1998	Q3 2001	Q4 2003	Q4 2003	245	240	45
The Ashford	Atlanta, GA	100.0%	221		$20.0	$18.4	Q4 1995	Q2 2001	Q2 2003	Q4 2003	221	187	0
Calhoun Beach Club	Minneapolis, MN	100.0%	57	(2)	$31.4	$31.4	Q4 1998	Q4 2001	Q4 2002	Q3 2003	57	56	0
Plainview	Louisville,KY	42.2%	157	(3)	$5.8	$5.3	Q4 1991	Q1 2003	Q3 2003	Q4 2003	157	111	0
Cherry Creek Gardens	Denver, CO	61.1%	296		$4.0	$-	Q1 1996	Q3 2003	Q1 2005	Q1 2005	0	0	0
Westlake Arms	Indianapolis, IN	100.0%	1,381		$2.6	$-	Q1 1995	Q3 2003	Q3 2004	Q3 2004	0	0	0
Chimney Hill	Marietta, GA	56.5%	326		$33.2	$1.2	Q4 1994	Q3 2003	Q2 2005	Q2 2006	0	0	326

	Total		5,327		$428.0	$376.3					2,892	2,315	758

Notes

1
-    Acquisition date denotes date Aimco acquired the property.
2
-    Property had 351 units before redevelopment, 76 of the units were redeveloped into 57 larger units and commercial space improvements made.
3
-    Property has 480 units with 157 units being redeveloped due to fire and mold issues.

Supplemental Schedule VIII

Income Statement Information
Q3 2003 compared to Q3 2002
(in thousands)
(unaudited)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Change Q3 2003 vs Q3 2002	% Change Q3 2003 vs Q3 2002
Revenues:
Consolidated same store properties	$286,420	$291,227	$(4,807)	-1.7%
Acquisition properties	16,700	4,924	11,776	239.2%
Newly consolidated properties	30,547	—	30,547	—
Affordable properties	27,252	27,879	(627)	-2.2%
Redevelopment properties	11,652	8,093	3,559	44.0%
Other properties	4,832	3,606	1,226	34.0%

Total rental and other property revenues	$377,403	$335,729	$41,674	12.4%

Expenses:
Consolidated same store properties	$119,303	$110,002	$9,301	8.5%
Acquisition properties	5,239	1,464	3,775	257.9%
Newly consolidated properties	14,284	—	14,284	—
Affordable properties	13,608	12,112	1,496	12.4%
Redevelopment properties	5,717	3,769	1,948	51.7%
Partnership expenses	751	3,217	(2,466)	-76.7%
Property management expense	4,091	4,261	(170)	-4.0%
Other properties	3,407	2,467	940	38.1%

Total property operating expense	$166,400	$137,292	$29,108	21.2%

Net Operating Income:
Consolidated same store properties	$167,117	$181,225	$(14,108)	-7.8%
Acquisition properties	11,461	3,460	8,001	231.2%
Newly consolidated properties	16,263	—	16,263	—
Affordable properties	13,644	15,767	(2,123)	-13.5%
Redevelopment properties	5,935	4,324	1,611	37.3%
Partnership expenses	(751)	(3,217)	2,466	-76.7%
Property management expense	(4,091)	(4,261)	170	-4.0%
Other properties	1,425	1,139	286	25.1%

Total income from property operations	$211,003	$198,437	$12,566	6.3%

Reconciliation of consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$286,420	$291,227	$(4,807)
Plus: Newly consolidated properties	16,395	—	16,395
Less: Minority partners' share of consolidated same store	(30,143)	(31,226)	1,083
Plus: Aimco's share of unconsolidated same store	12,121	28,672	(16,551)

Aimco's share of same store sales	$284,793	$288,673	$(3,880)	-1.3%

Expenses:
Consolidated same store properties	$119,303	$110,002	$9,301
Plus: Newly consolidated properties	7,130	—	7,130
Less: Minority partners' share of consolidated same store	(12,637)	(11,923)	(714)
Plus: Aimco's share of unconsolidated same store	5,050	11,734	(6,684)

Aimco's share of same store sales	$118,846	$109,813	$9,033	8.2%

Net Operating Income:
Consolidated same store properties	$167,117	$181,225	$(14,108)
Plus: Newly consolidated properties	9,265	—	9,265
Less: Minority partners' share of consolidated same store	(17,506)	(19,303)	1,797
Plus: Aimco's share of unconsolidated same store	7,071	16,938	(9,867)

Aimco's share of same store sales	$165,947	$178,860	$(12,913)	-7.2%

DEFINITIONS:

Consolidated same store properties - consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

Acquisition properties - consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

Newly consolidated properties - consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

Affordable properties - consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

Redevelopment properties - consist of all consolidated properties where a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter.

Other properties - consist of all consolidated properties that are not multifamily (such as commercial, college housing, etc).

Partnership expenses - consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and trustee expenses).

Property management expenses - consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule IX

Same Store Sales
Third Quarter 2003 versus Third Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less September 30, 2002
				Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	28	12,458	79.94%	29,037	9,413	19,624	28,860	8,951	19,909	177	0.6%	462	5.2%	(285)	-1.4%
Philadelphia	10	5,338	77.38%	12,439	4,615	7,824	12,454	4,153	8,301	(15)	-0.1%	462	11.1%	(477)	-5.7%
Baltimore	11	2,044	78.45%	4,277	1,497	2,780	4,094	1,262	2,832	183	4.5%	235	18.6%	(52)	-1.8%
Dutchess County	1	835	100.00%	2,392	691	1,701	2,243	717	1,526	149	6.6%	(26)	-3.6%	175	11.5%
Hartford	2	650	100.00%	1,853	511	1,342	1,874	479	1,395	(21)	-1.1%	32	6.7%	(53)	-3.8%
Other Markets	2	554	82.14%	1,000	392	608	993	353	640	7	0.7%	39	11.0%	(32)	-5.0%
New England	1	412	56.71%	753	220	533	787	226	561	(34)	-4.3%	(6)	-2.7%	(28)	-5.0%

	55	22,291	80.15%	51,751	17,339	34,412	51,305	16,141	35,164	446	0.9%	1,198	7.4%	(752)	-2.1%
Southeast
Atlanta	21	5,931	81.39%	8,986	4,487	4,499	9,077	3,921	5,156	(91)	-1.0%	566	14.4%	(657)	-12.7%
Other Markets	33	6,865	75.27%	8,215	3,915	4,300	8,395	3,637	4,758	(180)	-2.1%	278	7.6%	(458)	-9.6%
Norfolk	13	3,865	85.13%	7,679	2,513	5,166	7,238	2,380	4,858	441	6.1%	133	5.6%	308	6.3%
Nashville	11	3,752	79.35%	5,554	2,244	3,310	5,510	2,084	3,426	44	0.8%	160	7.7%	(116)	-3.4%
Raleigh-Durham-Chapel Hill	11	3,022	74.44%	3,819	1,765	2,054	4,027	1,524	2,503	(208)	-5.2%	241	15.8%	(449)	-17.9%
Charlotte-Gastonia-Rock Hill	11	2,336	84.65%	2,913	1,494	1,419	3,034	1,467	1,567	(121)	-4.0%	27	1.8%	(148)	-9.4%
Richmond - Petersburg	7	1,513	75.34%	2,472	862	1,610	2,514	751	1,763	(42)	-1.7%	111	14.8%	(153)	-8.7%
Columbia	6	1,438	65.24%	1,614	775	839	1,637	664	973	(23)	-1.4%	111	16.7%	(134)	-13.8%
Charleston	3	680	85.54%	1,136	446	690	1,069	366	703	67	6.3%	80	21.9%	(13)	-1.8%
Savannah	2	416	100.00%	792	295	497	781	267	514	11	1.4%	28	10.5%	(17)	-3.3%

	118	29,818	79.03%	43,180	18,796	24,384	43,282	17,061	26,221	(102)	-0.2%	1,735	10.2%	(1,837)	-7.0%
Florida
Orlando - Daytona	25	6,438	85.67%	10,583	4,736	5,847	10,367	4,524	5,843	216	2.1%	212	4.7%	4	0.1%
Tampa-St. Petersburg	23	6,037	85.65%	9,536	4,291	5,245	9,964	3,957	6,007	(428)	-4.3%	334	8.4%	(762)	-12.7%
Miami	6	2,171	81.86%	5,423	2,120	3,303	5,476	1,987	3,489	(53)	-1.0%	133	6.7%	(186)	-5.3%
Jacksonville	7	2,766	79.01%	4,422	1,839	2,583	4,428	1,714	2,714	(6)	-0.1%	125	7.3%	(131)	-4.8%
West Palm Beach-Boca	6	1,727	100.00%	4,061	1,454	2,607	4,097	1,511	2,586	(36)	-0.9%	(57)	-3.8%	21	0.8%
FortLauderdale	4	1,122	88.71%	2,474	1,045	1,429	2,356	921	1,435	118	5.0%	124	13.5%	(6)	-0.4%
Other Markets	2	456	70.29%	590	202	388	578	197	381	12	2.1%	5	2.5%	7	1.8%

	73	20,717	85.39%	37,089	15,687	21,402	37,266	14,811	22,455	(177)	-0.5%	876	5.9%	(1,053)	-4.7%
Midwest
Chicago	22	6,323	90.61%	15,966	6,610	9,356	16,321	6,430	9,891	(355)	-2.2%	180	2.8%	(535)	-5.4%
Indianapolis	33	10,039	86.40%	13,496	7,389	6,107	13,996	6,149	7,847	(500)	-3.6%	1,240	20.2%	(1,740)	-22.2%
Grand Rapids-Lansing	15	5,757	93.35%	9,636	4,233	5,403	10,085	4,219	5,866	(449)	-4.5%	14	0.3%	(463)	-7.9%
Cincinnati - Dayton	19	3,733	75.65%	5,436	2,310	3,126	5,501	2,138	3,363	(65)	-1.2%	172	8.0%	(237)	-7.0%
Fort Wayne	3	2,440	97.13%	3,785	2,067	1,718	4,243	1,684	2,559	(458)	-10.8%	383	22.7%	(841)	-32.9%
Other Markets	17	3,735	58.36%	3,638	1,664	1,974	3,744	1,630	2,114	(106)	-2.8%	34	2.1%	(140)	-6.6%
Detroit - Ann Arbor	7	2,074	66.43%	2,772	1,325	1,447	2,963	1,166	1,797	(191)	-6.4%	159	13.6%	(350)	-19.5%
Columbus	9	2,012	68.24%	2,374	981	1,393	2,398	925	1,473	(24)	-1.0%	56	6.1%	(80)	-5.4%
Minneapolis - St.Paul	4	1,098	64.91%	1,432	743	689	1,469	622	847	(37)	-2.5%	121	19.5%	(158)	-18.7%
Kansas City	5	1,222	58.58%	1,365	583	782	1,395	584	811	(30)	-2.2%	(1)	-0.2%	(29)	-3.6%

	134	38,433	81.52%	59,900	27,905	31,995	62,115	25,547	36,568	(2,215)	-3.6%	2,358	9.2%	(4,573)	-12.5%
Texas
Houston - Galveston	37	9,723	91.25%	14,747	7,602	7,145	15,730	7,038	8,692	(983)	-6.2%	564	8.0%	(1,547)	-17.8%
Dallas-Fort Worth	30	7,437	73.88%	9,123	4,831	4,292	9,518	4,953	4,565	(395)	-4.2%	(122)	-2.5%	(273)	-6.0%
San Antonio	14	3,269	100.00%	5,042	2,469	2,573	4,997	2,457	2,540	45	0.9%	12	0.5%	33	1.3%
Austin-San Marcos	11	2,417	92.08%	3,930	2,189	1,741	4,242	2,188	2,054	(312)	-7.4%	1	0.0%	(313)	-15.2%
Other Markets	8	1,747	71.69%	1,860	898	962	1,822	805	1,017	38	2.1%	93	11.6%	(55)	-5.4%

	100	24,593	85.85%	34,702	17,989	16,713	36,309	17,441	18,868	(1,607)	-4.4%	548	3.1%	(2,155)	-11.4%
West
Phoenix-Mesa	28	7,447	90.82%	10,737	5,526	5,211	10,780	4,960	5,820	(43)	-0.4%	566	11.4%	(609)	-10.5%
Denver - Front Range, CO	22	4,743	78.32%	7,409	2,785	4,624	8,664	2,520	6,144	(1,255)	-14.5%	265	10.5%	(1,520)	-24.7%
Salt Lake City-Ogden	6	2,115	75.02%	2,813	960	1,853	2,571	918	1,653	242	9.4%	42	4.6%	200	12.1%
Las Vegas	4	1,253	86.62%	1,837	858	979	1,861	715	1,146	(24)	-1.3%	143	20.0%	(167)	-14.6%
Tucson	4	1,157	100.00%	1,550	738	812	1,724	711	1,013	(174)	-10.1%	27	3.8%	(201)	-19.8%
Other Markets	5	1,024	62.83%	1,052	511	541	1,024	498	526	28	2.7%	13	2.6%	15	2.9%
Seattle	4	468	52.88%	542	277	265	502	208	294	40	8.0%	69	33.2%	(29)	-9.9%

	73	18,207	83.47%	25,940	11,655	14,285	27,126	10,530	16,596	(1,186)	-4.4%	1,125	10.7%	(2,311)	-13.9%
California
Los Angeles-Long Beach - Ventura	15	4,830	88.48%	17,233	4,603	12,630	16,368	4,148	12,220	865	5.3%	455	11.0%	410	3.4%
San Diego	7	2,237	98.14%	6,583	1,988	4,595	6,421	1,652	4,769	162	2.5%	336	20.3%	(174)	-3.6%
Orange County - Riverside	7	1,611	97.40%	5,253	1,798	3,455	5,176	1,450	3,726	77	1.5%	348	24.0%	(271)	-7.3%
Bay Area	6	1,661	58.64%	3,069	1,047	2,022	3,208	1,004	2,204	(139)	-4.3%	43	4.3%	(182)	-8.3%
Sacramento	1	180	20.25%	93	39	54	97	28	69	(4)	-4.1%	11	39.3%	(15)	-21.7%

	36	10,519	86.02%	32,231	9,475	22,756	31,270	8,282	22,988	961	3.1%	1,193	14.4%	(232)	-1.0%

SAME STORE SALES TOTALS	589	164,578	82.52%	284,793	118,846	165,947	288,673	109,813	178,860	(3,880)	-1.3%	9,033	8.2%	(12,913)	-7.2%

Plus: Minority share of consolidated same store sales				30,143	12,637	17,506	31,226	11,923	19,303
Less: Aimco's share of unconsolidated same store sales				(12,121)	(5,050)	(7,071)	(28,672)	(11,734)	(16,938)
Less: Newly consolidated				(16,395)	(7,130)	(9,265)	-	-	-

Consolidated same store sales				286,420	119,303	167,117	291,227	110,002	181,225

Supplemental Schedule X

Income Statement Information
YTD 2003 compared to YTD 2002
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002	Change 2003 vs 2002	% Change 2003 vs 2002
Revenues:
Consolidated same store properties	$778,905	$815,966	$(37,061)	-4.5%
Acquisition properties	165,918	91,232	74,686	81.9%
Newly consolidated properties	112,036	9,896	102,140	1032.1%
Affordable properties	13,113	13,039	74	0.6%
Redevelopment properties	28,490	20,082	8,408	41.9%
Other properties	12,574	10,783	1,791	16.6%

Total rental and other property revenues	$1,111,036	$960,998	$150,038	15.6%

Expenses:
Consolidated same store properties	$320,903	$295,715	$25,188	8.5%
Acquisition properties	61,750	34,192	27,558	80.6%
Newly consolidated properties	54,393	4,932	49,461	1002.9%
Affordable properties	6,505	6,770	(265)	-3.9%
Redevelopment properties	13,397	9,522	3,875	40.7%
Partnership expenses	5,986	8,653	(2,667)	-30.8%
Property management expense	13,311	11,492	1,819	15.8%
Other properties	9,748	7,051	2,697	38.2%

Total property operating expense	$485,993	$378,327	$107,666	28.5%

Net Operating Income:
Consolidated same store properties	$458,002	$520,251	$(62,249)	-12.0%
Acquisition properties	104,168	57,040	47,128	82.6%
Newly consolidated properties	57,643	4,964	52,679	1061.2%
Affordable properties	6,608	6,269	339	5.4%
Redevelopment properties	15,093	10,560	4,533	42.9%
Partnership expenses	(5,986)	(8,653)	2,667	-30.8%
Property management expense	(13,311)	(11,492)	(1,819)	15.8%
Other properties	2,826	3,732	(906)	-24.3%

Total income from property operations	$625,043	$582,671	$42,372	7.3%

Reconciliation of consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$778,905	$815,966	$(37,061)
Plus: Newly consolidated properties	59,547	12,638	46,909
Less: Minority partners' share of consolidated same store	(83,874)	(89,237)	5,363
Plus: Aimco's share of unconsolidated same store	35,954	84,334	(48,380)

Aimco's share of same store sales	$790,532	$823,701	$(33,169)	-4.0%

Expenses:
Consolidated same store properties	$320,903	$295,715	$25,188
Plus: Newly consolidated properties	26,019	4,799	21,220
Less: Minority partners' share of consolidated same store	(33,823)	(32,294)	(1,529)
Plus: Aimco's share of unconsolidated same store	16,058	34,527	(18,469)

Aimco's share of same store sales	$329,157	$302,747	$26,410	8.7%

Net Operating Income:
Consolidated same store properties	$458,002	$520,251	$(62,249)
Plus: Newly consolidated properties	33,528	7,839	25,689
Less: Minority partners' share of consolidated same store	(50,051)	(56,943)	6,892
Plus: Aimco's share of unconsolidated same store	19,896	49,807	(29,911)

Aimco's share of same store sales	$461,375	$520,954	$(59,579)	-11.4%

DEFINITIONS:

Consolidated same store properties - consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

Acquisition properties - consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

Newly consolidated properties - consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

Affordable properties - consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

Redevelopment properties - consist of all consolidated properties where a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter.

Other properties - consist of all consolidated properties that are not multifamily (such as commercial, college housing, etc).

Partnership expenses - consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and trustee expenses).

Property management expenses - consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule XI

Same Store Sales
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Nine Months Ended September 30, 2003 Less September 30, 2002
				Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	28	12,458	79.94%	86,294	28,303	57,991	86,080	25,699	60,381	214	0.2%	2,604	10.1%	(2,390)	-4.0%
Philadelphia	10	5,338	77.38%	36,458	13,929	22,529	37,771	12,237	25,534	(1,313)	-3.5%	1,692	13.8%	(3,005)	-11.8%
Baltimore	11	2,044	78.45%	12,421	4,792	7,629	12,115	3,584	8,531	306	2.5%	1,208	33.7%	(902)	-10.6%
Dutchess County	1	835	100.00%	6,793	2,680	4,113	6,700	2,255	4,445	93	1.4%	425	18.8%	(332)	-7.5%
Hartford	2	650	100.00%	5,443	1,492	3,951	5,460	1,380	4,080	(17)	-0.3%	112	8.1%	(129)	-3.2%
Other Markets	2	554	82.14%	2,909	1,265	1,644	2,891	1,098	1,793	18	0.6%	167	15.2%	(149)	-8.3%
New England	1	412	56.71%	2,262	702	1,560	2,313	615	1,698	(51)	-2.2%	87	14.1%	(138)	-8.1%

	55	22,291	80.15%	152,580	53,163	99,417	153,330	46,868	106,462	(750)	-0.5%	6,295	13.4%	(7,045)	-6.6%
Southeast
Atlanta	21	5,931	81.39%	25,339	12,713	12,626	28,500	11,190	17,310	(3,161)	-11.1%	1,523	13.6%	(4,684)	-27.1%
Other Markets	33	6,865	75.27%	24,478	11,193	13,285	25,554	10,028	15,526	(1,076)	-4.2%	1,165	11.6%	(2,241)	-14.4%
Norfolk	13	3,865	85.13%	22,563	7,478	15,085	21,420	6,848	14,572	1,143	5.3%	630	9.2%	513	3.5%
Nashville	11	3,752	79.35%	16,404	6,532	9,872	16,720	5,887	10,833	(316)	-1.9%	645	11.0%	(961)	-8.9%
Raleigh-Durham-Chapel Hill	11	3,022	74.44%	11,509	4,959	6,550	12,679	4,530	8,149	(1,170)	-9.2%	429	9.5%	(1,599)	-19.6%
Charlotte-Gastonia-Rock Hill	11	2,336	84.65%	8,560	4,351	4,209	9,315	4,203	5,112	(755)	-8.1%	148	3.5%	(903)	-17.7%
Richmond - Petersburg	7	1,513	75.34%	7,372	2,441	4,931	7,577	2,170	5,407	(205)	-2.7%	271	12.5%	(476)	-8.8%
Columbia	6	1,438	65.24%	4,771	2,165	2,606	4,890	1,939	2,951	(119)	-2.4%	226	11.7%	(345)	-11.7%
Charleston	3	680	85.54%	3,347	1,249	2,098	3,263	1,116	2,147	84	2.6%	133	11.9%	(49)	-2.3%
Savannah	2	416	100.00%	2,352	892	1,460	2,340	789	1,551	12	0.5%	103	13.1%	(91)	-5.9%

	118	29,818	79.03%	126,695	53,973	72,722	132,258	48,700	83,558	(5,563)	-4.2%	5,273	10.8%	(10,836)	-13.0%
Florida
Orlando - Daytona	25	6,438	85.67%	31,074	13,877	17,197	31,805	13,246	18,559	(731)	-2.3%	631	4.8%	(1,362)	-7.3%
Tampa-St. Petersburg	23	6,037	85.65%	28,480	12,397	16,083	29,656	11,860	17,796	(1,176)	-4.0%	537	4.5%	(1,713)	-9.6%
Miami	6	2,171	81.86%	16,183	6,665	9,518	16,926	6,075	10,851	(743)	-4.4%	590	9.7%	(1,333)	-12.3%
Jacksonville	7	2,766	79.01%	13,173	5,268	7,905	13,141	4,823	8,318	32	0.2%	445	9.2%	(413)	-5.0%
West Palm Beach-Boca	6	1,727	100.00%	12,031	4,621	7,410	12,535	4,549	7,986	(504)	-4.0%	72	1.6%	(576)	-7.2%
FortLauderdale	4	1,122	88.71%	7,234	3,098	4,136	7,439	2,646	4,793	(205)	-2.8%	452	17.1%	(657)	-13.7%
Other Markets	2	456	70.29%	1,727	593	1,134	1,756	559	1,197	(29)	-1.7%	34	6.1%	(63)	-5.3%

	73	20,717	85.39%	109,902	46,519	63,383	113,258	43,758	69,500	(3,356)	-3.0%	2,761	6.3%	(6,117)	-8.8%
Midwest
Chicago	22	6,323	90.61%	47,677	20,144	27,533	50,144	18,308	31,836	(2,467)	-4.9%	1,836	10.0%	(4,303)	-13.5%
Indianapolis	33	10,039	86.40%	40,918	19,673	21,245	42,926	18,094	24,832	(2,008)	-4.7%	1,579	8.7%	(3,587)	-14.4%
Grand Rapids-Lansing	15	5,757	93.35%	29,062	12,774	16,288	30,159	11,849	18,310	(1,097)	-3.6%	925	7.8%	(2,022)	-11.0%
Cincinnati - Dayton	19	3,733	75.65%	16,311	7,011	9,300	16,376	6,291	10,085	(65)	-0.4%	720	11.4%	(785)	-7.8%
Fort Wayne	3	2,440	97.13%	11,475	5,389	6,086	12,861	4,744	8,117	(1,386)	-10.8%	645	13.6%	(2,031)	-25.0%
Other Markets	17	3,735	58.36%	10,927	4,897	6,030	11,256	4,707	6,549	(329)	-2.9%	190	4.0%	(519)	-7.9%
Detroit - Ann Arbor	7	2,074	66.43%	8,460	4,030	4,430	9,053	3,473	5,580	(593)	-6.6%	557	16.0%	(1,150)	-20.6%
Columbus	9	2,012	68.24%	7,144	2,930	4,214	7,321	2,525	4,796	(177)	-2.4%	405	16.0%	(582)	-12.1%
Minneapolis - St.Paul	4	1,098	64.91%	4,489	2,158	2,331	4,680	1,931	2,749	(191)	-4.1%	227	11.8%	(418)	-15.2%
Kansas City	5	1,222	58.58%	4,125	1,501	2,624	4,250	1,510	2,740	(125)	-2.9%	(9)	-0.6%	(116)	-4.2%

	134	38,433	81.52%	180,588	80,507	100,081	189,026	73,432	115,594	(8,438)	-4.5%	7,075	9.6%	(15,513)	-13.4%
Texas
Houston - Galveston	37	9,723	91.25%	44,383	20,953	23,430	47,754	20,330	27,424	(3,371)	-7.1%	623	3.1%	(3,994)	-14.6%
Dallas-Fort Worth	30	7,437	73.88%	27,547	13,649	13,898	29,539	14,538	15,001	(1,992)	-6.7%	(889)	-6.1%	(1,103)	-7.4%
San Antonio	14	3,269	100.00%	14,680	7,083	7,597	15,035	6,852	8,183	(355)	-2.4%	231	3.4%	(586)	-7.2%
Austin-San Marcos	11	2,417	92.08%	11,588	5,998	5,590	12,785	6,198	6,587	(1,197)	-9.4%	(200)	-3.2%	(997)	-15.1%
Other Markets	8	1,747	71.69%	5,624	2,502	3,122	5,640	2,288	3,352	(16)	-0.3%	214	9.4%	(230)	-6.9%

	100	24,593	85.85%	103,822	50,185	53,637	110,753	50,206	60,547	(6,931)	-6.3%	(21)	0.0%	(6,910)	-11.4%
West
Phoenix-Mesa	28	7,447	90.82%	31,188	15,725	15,463	34,882	13,616	21,266	(3,694)	-10.6%	2,109	15.5%	(5,803)	-27.3%
Denver - Front Range, CO	22	4,743	78.32%	22,285	7,899	14,386	26,296	6,852	19,444	(4,011)	-15.3%	1,047	15.3%	(5,058)	-26.0%
Salt Lake City-Ogden	6	2,115	75.02%	8,021	2,808	5,213	8,469	2,559	5,910	(448)	-5.3%	249	9.7%	(697)	-11.8%
Las Vegas	4	1,253	86.62%	5,450	2,331	3,119	5,620	2,004	3,616	(170)	-3.0%	327	16.3%	(497)	-13.7%
Tucson	4	1,157	100.00%	4,737	2,067	2,670	5,005	2,008	2,997	(268)	-5.4%	59	2.9%	(327)	-10.9%
Other Markets	5	1,024	62.83%	3,147	1,412	1,735	3,006	1,272	1,734	141	4.7%	140	11.0%	1	0.1%
Seattle	4	468	52.88%	1,588	757	831	1,614	609	1,005	(26)	-1.6%	148	24.3%	(174)	-17.3%

	73	18,207	83.47%	76,416	32,999	43,417	84,892	28,920	55,972	(8,476)	-10.0%	4,079	14.1%	(12,555)	-22.4%
California
San Diego	6	1,737	97.63%	14,802	4,203	10,599	14,346	3,866	10,480	456	3.2%	337	8.7%	119	1.1%
Los Angeles-Long Beach - Ventura	4	1,683	67.04%	12,733	3,470	9,263	12,605	3,154	9,451	128	1.0%	316	10.0%	(188)	-2.0%
Bay Area	6	1,661	58.64%	9,420	3,058	6,362	9,808	2,832	6,976	(388)	-4.0%	226	8.0%	(614)	-8.8%
Orange County - Riverside	3	490	91.61%	3,287	964	2,323	3,148	908	2,240	139	4.4%	56	6.2%	83	3.7%
Sacramento	1	180	20.25%	287	116	171	277	103	174	10	3.6%	13	12.6%	(3)	-1.7%

	20	5,751	74.48%	40,529	11,811	28,718	40,184	10,863	29,321	345	0.9%	948	8.7%	(603)	-2.1%

SAME STORE SALES TOTALS	573	159,810	82.00%	790,532	329,157	461,375	823,701	302,747	520,954	(33,169)	-4.0%	26,410	8.7%	(59,579)	-11.4%

Plus: Minority share of consolidated same store sales				83,874	33,823	50,051	89,237	32,294	56,943
Less: Aimco's share of unconsolidated same store sales				(35,954)	(16,058)	(19,896)	(84,334)	(34,527)	(49,807)
Less: Newly consolidated				(59,547)	(26,019)	(33,528)	(12,638)	(4,799)	(7,839)

Consolidated same store sales				778,905	320,903	458,002	815,966	295,715	520,251

Supplemental Schedule XII

Income Statement Information
Q3 2003 compared to Q2 2003
(in thousands)
(unaudited)

	Three Months Ended September 30, 2003	Three Months Ended June 30, 2003	Change Q3 2003 vs Q2 2003	% Change Q3 2003 vs Q2 2003
Revenues:
Consolidated same store properties	$286,420	$285,847	$573	0.2%
Acquisition properties	16,700	16,212	488	3.0%
Newly consolidated properties	30,547	26,882	3,665	13.6%
Affordable properties	27,252	28,617	(1,365)	-4.8%
Redevelopment properties	11,652	9,420	2,232	23.7%
Other properties	4,832	4,239	593	14.0%

Total rental and other property revenues	$377,403	$371,217	$6,186	1.7%

Expenses:
Consolidated same store properties	$119,303	$112,811	$6,492	5.8%
Acquisition properties	5,239	4,881	358	7.3%
Newly consolidated properties	14,284	12,727	1,557	12.2%
Affordable properties	13,608	13,663	(55)	-0.4%
Redevelopment properties	5,717	4,866	851	17.5%
Partnership expenses	751	2,859	(2,108)	-73.7%
Property management expense	4,091	3,841	250	6.5%
Other properties	3,407	3,018	389	12.9%

Total property operating expense	$166,400	$158,666	$7,734	4.9%

Net Operating Income:
Consolidated same store properties	$167,117	$173,036	$(5,919)	-3.4%
Acquisition properties	11,461	11,331	130	1.1%
Newly consolidated properties	16,263	14,155	2,108	14.9%
Affordable properties	13,644	14,954	(1,310)	-8.8%
Redevelopment properties	5,935	4,554	1,381	30.3%
Partnership expenses	(751)	(2,859)	2,108	-73.7%
Property management expense	(4,091)	(3,841)	(250)	6.5%
Other properties	1,425	1,221	204	16.7%

Total income from property operations	$211,003	$212,551	$(1,548)	-0.7%

Reconciliation of Consolidated same store properties to Aimco's share of same store sales:
Revenues:
Consolidated same store properties	$286,420	$285,847	$573
Plus: Newly consolidated properties	16,395	15,487	908
Less: Minority partners' share of consolidated same store	(30,143)	(30,235)	92
Plus: Aimco's share of unconsolidated same store	12,121	11,812	309

Aimco's share of same store sales	$284,793	$282,911	$1,882	0.7%

Expenses:
Consolidated same store properties	$119,303	$112,811	$6,492
Plus: Newly consolidated properties	7,130	7,437	(307)
Less: Minority partners' share of consolidated same store	(12,637)	(11,981)	(656)
Plus: Aimco's share of unconsolidated same store	5,050	5,266	(216)

Aimco's share of same store sales	$118,846	$113,533	$5,313	4.7%

Net Operating Income:
Consolidated same store properties	$167,117	$173,036	$(5,919)
Plus: Newly consolidated properties	9,265	8,050	1,215
Less: Minority partners' share of consolidated same store	(17,506)	(18,254)	748
Plus: Aimco's share of unconsolidated same store	7,071	6,546	525

Aimco's share of same store sales	$165,947	$169,378	$(3,431)	-2.0%

DEFINITIONS:

Consolidated same store properties - consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

Acquisition properties - consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

Newly consolidated properties - consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

Affordable properties - consist of all affordable properties (which are properties that benefit from governmental programs designed to provide housing for people with low or moderate incomes) owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

Redevelopment properties - consist of all consolidated properties where a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter.

Other properties - consist of all consolidated properties that are not multifamily (such as commercial, college housing, etc).

Partnership expenses - consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and trustee expenses).

Property management expenses - consist of off-site expenses associated with the self-management of consolidated properties.

Supplemental Schedule XIII

Same Store Sales
Third Quarter 2003 versus Second Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less June 30, 2003
				Three Months Ended September 30, 2003			Three Months Ended June 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	28	12,458	79.94%	29,037	9,413	19,624	29,057	8,971	20,086	(20)	-0.1%	442	4.9%	(462)	-2.3%
Philadelphia	10	5,338	77.38%	12,439	4,615	7,824	12,099	4,551	7,548	340	2.8%	64	1.4%	276	3.7%
Baltimore	11	2,044	78.45%	4,277	1,497	2,780	4,185	1,433	2,752	92	2.2%	64	4.5%	28	1.0%
Dutchess County	1	835	100.00%	2,392	691	1,701	2,228	885	1,343	164	7.4%	(194)	-21.9%	358	26.7%
Hartford	2	650	100.00%	1,853	511	1,342	1,828	476	1,352	25	1.4%	35	7.4%	(10)	-0.7%
Other Markets	2	554	82.14%	1,000	392	608	998	454	544	2	0.2%	(62)	-13.7%	64	11.8%
New England	1	412	56.71%	753	220	533	755	239	516	(2)	-0.3%	(19)	-7.9%	17	3.3%

	55	22,291	80.15%	51,751	17,339	34,412	51,150	17,009	34,141	601	1.2%	330	1.9%	271	0.8%
Southeast
Atlanta	21	5,931	81.39%	8,986	4,487	4,499	7,859	4,158	3,701	1,127	14.3%	329	7.9%	798	21.6%
Other Markets	33	6,865	75.27%	8,215	3,915	4,300	8,185	3,557	4,628	30	0.4%	358	10.1%	(328)	-7.1%
Norfolk	13	3,865	85.13%	7,679	2,513	5,166	7,587	2,443	5,144	92	1.2%	70	2.9%	22	0.4%
Nashville	11	3,752	79.35%	5,554	2,244	3,310	5,451	2,091	3,360	103	1.9%	153	7.3%	(50)	-1.5%
Raleigh-Durham-Chapel Hill	11	3,022	74.44%	3,819	1,765	2,054	3,836	1,563	2,273	(17)	-0.4%	202	12.9%	(219)	-9.6%
Charlotte-Gastonia-Rock Hill	11	2,336	84.65%	2,913	1,494	1,419	2,957	1,510	1,447	(44)	-1.5%	(16)	-1.1%	(28)	-1.9%
Richmond - Petersburg	7	1,513	75.34%	2,472	862	1,610	2,484	776	1,708	(12)	-0.5%	86	11.1%	(98)	-5.7%
Columbia	6	1,438	65.24%	1,614	775	839	1,601	709	892	13	0.8%	66	9.3%	(53)	-5.9%
Charleston	3	680	85.54%	1,136	446	690	1,122	412	710	14	1.2%	34	8.3%	(20)	-2.8%
Savannah	2	416	100.00%	792	295	497	788	312	476	4	0.5%	(17)	-5.4%	21	4.4%

	118	29,818	79.03%	43,180	18,796	24,384	41,870	17,531	24,339	1,310	3.1%	1,265	7.2%	45	0.2%
Florida
Orlando - Daytona	25	6,438	85.67%	10,583	4,736	5,847	10,384	4,692	5,692	199	1.9%	44	0.9%	155	2.7%
Tampa-St. Petersburg	23	6,037	85.65%	9,536	4,291	5,245	9,544	3,997	5,547	(8)	-0.1%	294	7.4%	(302)	-5.4%
Miami	6	2,171	81.86%	5,423	2,120	3,303	5,486	2,281	3,205	(63)	-1.1%	(161)	-7.1%	98	3.1%
Jacksonville	7	2,766	79.01%	4,422	1,839	2,583	4,405	1,736	2,669	17	0.4%	103	5.9%	(86)	-3.2%
West Palm Beach-Boca	6	1,727	100.00%	4,061	1,454	2,607	4,049	1,584	2,465	12	0.3%	(130)	-8.2%	142	5.8%
FortLauderdale	4	1,122	88.71%	2,474	1,045	1,429	2,382	972	1,410	92	3.9%	73	7.5%	19	1.3%
Other Markets	2	456	70.29%	590	202	388	566	208	358	24	4.2%	(6)	-2.9%	30	8.4%

	73	20,717	85.39%	37,089	15,687	21,402	36,816	15,470	21,346	273	0.7%	217	1.4%	56	0.3%
Midwest
Chicago	22	6,323	90.61%	15,966	6,610	9,356	16,040	7,053	8,987	(74)	-0.5%	(443)	-6.3%	369	4.1%
Indianapolis	33	10,039	86.40%	13,496	7,389	6,107	13,766	6,373	7,393	(270)	-2.0%	1,016	15.9%	(1,286)	-17.4%
Grand Rapids-Lansing	15	5,757	93.35%	9,636	4,233	5,403	9,716	4,214	5,502	(80)	-0.8%	19	0.5%	(99)	-1.8%
Cincinnati - Dayton	19	3,733	75.65%	5,436	2,310	3,126	5,516	2,248	3,268	(80)	-1.5%	62	2.8%	(142)	-4.3%
Fort Wayne	3	2,440	97.13%	3,785	2,067	1,718	3,768	1,760	2,008	17	0.5%	307	17.4%	(290)	-14.4%
Other Markets	17	3,735	58.36%	3,638	1,664	1,974	3,694	1,636	2,058	(56)	-1.5%	28	1.7%	(84)	-4.1%
Detroit - Ann Arbor	7	2,074	66.43%	2,772	1,325	1,447	2,909	1,305	1,604	(137)	-4.7%	20	1.5%	(157)	-9.8%
Columbus	9	2,012	68.24%	2,374	981	1,393	2,384	971	1,413	(10)	-0.4%	10	1.0%	(20)	-1.4%
Minneapolis - St.Paul	4	1,098	64.91%	1,432	743	689	1,513	774	739	(81)	-5.4%	(31)	-4.0%	(50)	-6.8%
Kansas City	5	1,222	58.58%	1,365	583	782	1,389	522	867	(24)	-1.7%	61	11.7%	(85)	-9.8%

	134	38,433	81.52%	59,900	27,905	31,995	60,695	26,856	33,839	(795)	-1.3%	1,049	3.9%	(1,844)	-5.4%
Texas
Houston - Galveston	37	9,723	91.25%	14,747	7,602	7,145	15,136	6,796	8,340	(389)	-2.6%	806	11.9%	(1,195)	-14.3%
Dallas-Fort Worth	30	7,437	73.88%	9,123	4,831	4,292	9,223	4,549	4,674	(100)	-1.1%	282	6.2%	(382)	-8.2%
San Antonio	14	3,269	100.00%	5,042	2,469	2,573	4,957	2,341	2,616	85	1.7%	128	5.5%	(43)	-1.6%
Austin-San Marcos	11	2,417	92.08%	3,930	2,189	1,741	3,794	1,838	1,956	136	3.6%	351	19.1%	(215)	-11.0%
Other Markets	8	1,747	71.69%	1,860	898	962	1,865	816	1,049	(5)	-0.3%	82	10.0%	(87)	-8.3%

	100	24,593	85.85%	34,702	17,989	16,713	34,975	16,340	18,635	(273)	-0.8%	1,649	10.1%	(1,922)	-10.3%
West
Phoenix-Mesa	28	7,447	90.82%	10,737	5,526	5,211	10,418	5,267	5,151	319	3.1%	259	4.9%	60	1.2%
Denver - Front Range, CO	22	4,743	78.32%	7,409	2,785	4,624	7,319	2,758	4,561	90	1.2%	27	1.0%	63	1.4%
Salt Lake City-Ogden	6	2,115	75.02%	2,813	960	1,853	2,719	897	1,822	94	3.5%	63	7.0%	31	1.7%
Las Vegas	4	1,253	86.62%	1,837	858	979	1,836	748	1,088	1	0.1%	110	14.7%	(109)	-10.0%
Tucson	4	1,157	100.00%	1,550	738	812	1,582	635	947	(32)	-2.0%	103	16.2%	(135)	-14.3%
Other Markets	5	1,024	62.83%	1,052	511	541	1,062	460	602	(10)	-0.9%	51	11.1%	(61)	-10.1%
Seattle	4	468	52.88%	542	277	265	501	271	230	41	8.2%	6	2.2%	35	15.2%

	73	18,207	83.47%	25,940	11,655	14,285	25,437	11,036	14,401	503	2.0%	619	5.6%	(116)	-0.8%
California
Los Angeles-Long Beach - Ventura	15	4,830	88.48%	17,233	4,603	12,630	17,200	5,319	11,881	33	0.2%	(716)	-13.5%	749	6.3%
San Diego	7	2,237	98.14%	6,583	1,988	4,595	6,391	1,679	4,712	192	3.0%	309	18.4%	(117)	-2.5%
Orange County - Riverside	7	1,611	97.40%	5,253	1,798	3,455	5,117	1,245	3,872	136	2.7%	553	44.4%	(417)	-10.8%
Bay Area	6	1,661	58.64%	3,069	1,047	2,022	3,164	1,007	2,157	(95)	-3.0%	40	4.0%	(135)	-6.3%
Sacramento	1	180	20.25%	93	39	54	96	41	55	(3)	-3.1%	(2)	-4.9%	(1)	-1.8%

	36	10,519	86.02%	32,231	9,475	22,756	31,968	9,291	22,677	263	0.8%	184	2.0%	79	0.3%

SAME STORE SALES TOTALS	589	164,578	82.52%	284,793	118,846	165,947	282,911	113,533	169,378	1,882	0.7%	5,313	4.7%	(3,431)	-2.0%

Plus: Minority share of consolidated same store sales				30,143	12,637	17,506	30,235	11,981	18,254
Less: Aimco's share of unconsolidated same store sales				(12,121)	(5,050)	(7,071)	(11,812)	(5,266)	(6,546)
Less: Newly consolidated				(16,395)	(7,130)	(9,265)	(15,487)	(7,437)	(8,050)

Consolidated same store sales				286,420	119,303	167,117	285,847	112,811	173,036

Supplemental Schedule XIV

Outlook and Forward Looking Statement
Fourth Quarter 2003 and YTD 2003
(unaudited)

The Outlook information provided on this Supplemental Schedule XIV contains information that is forward-looking, including, statements concerning projected fourth quarter and full year 2003 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management's beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco's ability to maintain and improve upon current occupancy, rent levels and "same store" results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2002 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Fourth Quarter	Full Year
GAAP Earnings per share (1)	(0.25)-(0.19)	0.25-0.31
Add: Depreciation and other	0.99	3.01
FFO per share(2)	0.74-0.80	3.26-3.32
AFFO per share(2)	0.56-0.62	2.49-2.55
2003 Same Store Operating Assumptions
Q4 2003 expected Physical occupancy (average)	92%
Q4 2003 vs Q3 2003 NOI change—sequential	(1%)-(3%)
Gross dispositions	$250MM-$300MM	$888MM-$938MM
(1)
Earnings per share does not include an estimate for gain/loss on dispositions given the unpredictable timing of transactions.

(2)
Aimco's diluted FFO per share and diluted AFFO per share guidance does not include any projection for impairment losses associated with properties that may be sold in fourth quarter 2003. No guidance for impairment losses has been assumed due to the unpredictable timing of transactions.

Supplemental Schedule XV

Apartment Unit Summary
As of September 30, 2003
(unaudited)

Ownership %	Total # Properties	Total # Units	Aimco's Effective # Properties	Aimco's Effective # Units	Aimco's Average Ownership %
Consolidated Real Estate:
100%	430	108,315	430	108,315	100%
51.00% to 99.99%	252	67,116	182	48,041	72%
25.00% to 50.99%	15	3,482	7	1,608	46%
5.00% to 24.99%	-	-	-	-	0%
< 4.99%	-	-	-	-	0%

Total	697	178,913	619	157,964	88%

Unconsolidated Real Estate:
100%	-	-	-	-	0%
51.00% to 99.99%	3	698	2	381	55%
25.00% to 50.99%	153	28,760	56	10,589	37%
5.00% to 24.99%	183	21,815	22	2,590	12%
< 4.99%	128	15,884	3	211	1%

Total	467	67,157	83	13,771	21%

Total Owned Portfolio:
100%	430	108,315	430	108,315	100%
51.00% to 99.99%	255	67,814	184	48,422	71%
25.00% to 50.99%	168	32,242	63	12,197	38%
5.00% to 24.99%	183	21,815	22	2,590	12%
< 4.99%	128	15,884	3	211	1%

Total	1,164	246,070	702	171,735	70%

Conventional Real Estate:
100%	344	97,216	344	97,216	100%
51.00% to 99.99%	202	61,808	142	43,704	71%
25.00% to 50.99%	87	20,670	33	8,000	39%
5.00% to 24.99%	21	4,398	2	494	11%
< 4.99%	15	2,914	-	36	1%

Total	669	187,006	521	149,450	80%

Government Assisted Real Estate:
100%	86	11,099	86	11,099	100%
51.00% to 99.99%	53	6,006	42	4,718	79%
25.00% to 50.99%	81	11,572	30	4,197	36%
5.00% to 24.99%	162	17,417	20	2,096	12%
< 4.99%	113	12,970	3	175	1%

Total	495	59,064	181	22,285	38%

Total Owned Portfolio:
100%	430	108,315	430	108,315	100%
51.00% to 99.99%	255	67,814	184	48,422	71%
25.00% to 50.99%	168	32,242	63	12,197	38%
5.00% to 24.99%	183	21,815	22	2,590	12%
< 4.99%	128	15,884	3	211	1%

Total	1,164	246,070	702	171,735	70%

Management Contracts:
Long Term Contractual	74	7,530
Short Term Third Party	28	4,191
Third Party Asset-Managed	418	40,126

Total	520	51,847

Total Portfolio	1,684	297,917

REPORTING BY BUSINESS COMPONENT

INTRODUCTION    Starting in the third quarter 2003, Aimco is providing business component reporting for Aimco Conventional operations and Aimco Capital with the addition of Supplemental Schedules XVI through XXVIII. These schedules present select, non-GAAP information related to income statement, free cash flow, balance sheet and operating measures. The Conventional and Aimco Capital business components are differentiated primarily in that Conventional rents are set in the market and paid by the consumer and Affordable rents, i.e., those earned by properties operated by Aimco Capital, are set pursuant to government regulations and paid, in large part, by the government.

CONVENTIONAL    The Conventional property portfolio includes both high-rise and garden style properties offering a wide range of rents and located to provide Aimco geographic diversification in its portfolio. The principal activities of Conventional operations are:

1.
ownership, both outright and in partnership, on a long-term basis of properties whose locations are regarded as enduring. Conventional property operations are concentrated in 45 markets, which Aimco describes as its "Selected" markets (the "Core Portfolio");

2.
ownership, both outright and in partnership, of properties that Aimco intends to hold for an intermediate term and that are located outside the Selected markets or which are located in less favored locations within the Selected markets (the "Non-core Portfolio");

3.
redevelopment of conventional properties, generally within the Core Portfolio.

AIMCO CAPITAL    Aimco Capital oversees the Affordable property operations, the management of which requires specialized accounting and legal expertise to comply with the regulatory framework that affects Affordable property ownership and management. The principal activities of Aimco Capital operations are:

1.
ownership, both outright and in partnership, of approximately 500 properties including 60,000 units located in 47 states;

2.
asset management of the above as well as two other large portfolios that are asset managed only which include an additional 400 properties with 40,000 units;

3.
oversight of related transactional activity that can generate fees for asset management, disposition activity, refinancing, syndication of tax credits and redevelopment.

The Conventional and Aimco Capital business components have different operating managements and share corporate services such as accounting, purchasing, debt placement, legal, human resources, information technology and partner relations.

Supplemental Schedule XVI

Business Components Income Statement Presentation
For the Three Months Ended September 30, 2003
(in thousands)
(unaudited)

	Consolidated GAAP Statement of Income	Conventional	Aimco Capital	Corporate
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$377,403	$343,873	$33,530	$-
Property operating expenses	(166,400)	(149,073)	(17,327)	-

Income from property operations	211,003	194,800	16,203	-
INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income primarily from affiliates	14,930	6,441	8,489	-
Management and other expenses	(13,400)	(6,851)	(6,549)	-
Amortization of intangibles	(1,276)	(1,276)	-	-

Income from investment management business	254	(1,686)	1,940	-
General and administrative expenses	(7,638)	(4,681)	(2,957)	-
Depreciation of rental property	(82,840)	(76,456)	(6,384)	-
Interest expense	(95,239)	(80,562)	(6,974)	(7,703)
Interest and other income	5,140	4,574	566	-
Equity in losses of unconsolidated real estate partnerships	(1,767)	(1,465)	(302)	-
Minority interest in consolidated real estate partnerships	(1,697)	(1,532)	(165)	-

Income from operations	27,216	32,992	1,927	(7,703)
Gain on dispositions of real estate	1,462	1,208	254	-
Distributions to minority partners in excess of income	(11,861)	(10,860)	(1,001)	-

Income before minority interest in Aimco Operating Partnership and discontinued operations	16,817	23,340	1,180	(7,703)
Minority interest in Aimco Operating Partnership	(3,665)	-	-	(3,665)

Income from continuing operations	13,152	23,340	1,180	(11,368)
Discontinued operations:
Income (loss) from discontinued operations	27,483	28,661	(1,178)	-

Net income	$40,635	$52,001	$2	$(11,368)

Reconciliation to Free Cash Flow (see Supplemental Schedule II):
Minority interest in Aimco Operating Partnership	3,665	-	-	3,665
Interest expense (see Supplemental Schedule II)
Interest expense, related to consolidated entities - secured debt	87,536	80,562	6,974	-
Minority interest share of interest expense - secured debt	(8,494)	(8,167)	(327)	-
Interest expense, related to unconsolidated entities	7,114	4,070	3,044	-
Lines of credit and other unsecured debt	6,168	-	-	6,168
Interest expense on mandatorily redeemable preferred securities	1,288	-	-	1,288
Interest expense on mandatorily redeemable convertible preferred securities	247	-	-	247
Amortization of intangibles	1,276	1,276	-	-
Gain on dispositions of real estate	(1,462)	(1,208)	(254)	-
(Income) loss from discontinued operations	(27,483)	(28,661)	1,178	-
Real estate depreciation, net of minority interest (see Supplemental Schedule II)	75,294	69,163	6,131	-
Real estate depreciation related to unconsolidated entities (see Supplemental Schedule II)	6,289	3,384	2,905	-
Distributions to minority partners in excess of income	11,861	10,860	1,001	-
Capital Replacements	(20,957)	(18,292)	(2,665)	-
Capital Enhancements	(213)	(304)	91	-

Free Cash Flow	182,764	164,684	18,080	-
Interest expense, related to consolidated entities - secured debt	(87,536)	(80,562)	(6,974)	-
Minority interest share of interest expense - secured debt	8,494	8,167	327	-
Interest expense, related to unconsolidated entities	(7,114)	(4,070)	(3,044)	-

Free Cash Flow less property interest expense	$96,608	$88,219	$8,389	$-

Supplemental Schedule XVII

Business Component Proportionate Income Statement Presentation
For the Three Months Ended September 30, 2003
(in thousands)
(unaudited)

	Proportionate Consolidated Income Statement [a]	Conventional	Aimco Capital	Corporate
RENTAL PROPERTY OPERATIONS:
Rental and other property revenues	$367,702	$322,098	$45,604	$-
Property operating expenses	(162,800)	(138,301)	(24,499)	-

Income from property operations	204,902	183,797	21,105	-
INVESTMENT MANAGEMENT BUSINESS:
Management fees and other income primarily from affiliates	14,930	6,441	8,489	-
Management and other expenses	(13,400)	(6,851)	(6,549)	-
Amortization of intangibles	(1,276)	(1,276)	-	-

Income from investment management business	254	(1,686)	1,940	-
General and administrative expenses	(7,638)	(4,681)	(2,957)	-
Depreciation of rental property	(81,583)	(72,547)	(9,036)	-
Interest expense	(93,859)	(76,465)	(9,691)	(7,703)
Interest and other income	5,140	4,574	566	-

Income from operations	27,216	32,992	1,927	(7,703)
Gain on dispositions of real estate	1,462	1,208	254	-
Distributions to minority partners in excess of income	(11,861)	(10,860)	(1,001)	-

Income before minority interest in Aimco Operating Partnership and discontinued operations	16,817	23,340	1,180	(7,703)
Minority interest in Aimco Operating Partnership	(3,665)	-	-	(3,665)

Income from continuing operations	13,152	23,340	1,180	(11,368)
Discontinued operations:
Income (loss) from discontinued operations	27,483	28,661	(1,178)	-

Net income	$40,635	$52,001	$2	$(11,368)

Reconciliation to Free Cash Flow (see Supplemental Schedules II and IV):
Minority interest in Aimco Operating Partnership	3,665	-	-	3,665
Interest expense - secured debt	86,156	76,465	9,691	-
Lines of credit and other unsecured debt	6,168	-	-	6,168
Interest expense on mandatorily redeemable preferred securities	1,288	-	-	1,288
Interest expense on mandatorily redeemable convertible preferred securities	247	-	-	247
Amortization of intangibles	1,276	1,276	-	-
Gain on dispositions of real estate	(1,462)	(1,208)	(254)	-
(Income) loss from discontinued operations	(27,483)	(28,661)	1,178	-
Real estate depreciation, net of minority interest	81,583	72,547	9,036	-
Distributions to minority partners in excess of income	11,861	10,860	1,001	-
Capital Replacements	(20,957)	(18,292)	(2,665)	-
Capital Enhancements	(213)	(304)	91	-

Free Cash Flow	182,764	164,684	18,080	-
Interest expense - secured debt	(86,156)	(76,465)	(9,691)	-

Free Cash Flow less property interest expense	$96,608	$88,219	$8,389	$-

[a]
Total of Aimco's proportionate share of unconsolidated real estate partnerships, minority interest share of consolidated real estate partnerships and consolidated operations. See Supplemental Schedule IV

Supplemental Schedule XVIII

Business Component Balance Sheet Presentation
As of September 30, 2003 (in thousands)
(unaudited)

	Consolidated GAAP Balance Sheet As of September 30, 2003	Conventional	Aimco Capital	Corporate
ASSETS
Buildings and improvements	$8,556,905	$8,029,311	$527,594	$-
Land	2,136,397	2,034,369	102,028	-
Accumulated depreciation	(1,806,667)	(1,735,939)	(70,728)	-
Cash and cash equivalents	126,680	101,460	25,220	-
Restricted cash	211,200	149,051	62,149	-
Accounts receivable	62,380	36,187	26,193	-
Accounts receivable from affiliates	46,812	16,746	30,066	-
Deferred financing costs	74,434	71,697	2,737	-
Notes receivable, primarily from unconsolidated real estate partnerships	184,267	108,548	75,719	-
Investment in unconsolidated real estate partnerships	233,781	142,247	91,534	-
Other assets	286,188	183,288	102,900	-
Assets held for sale	70,552	61,598	8,954	-

TOTAL ASSETS	$10,182,929	$9,198,563	$984,366	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,201,572	$1,199,307	$2,265	$-
Secured notes payable	4,505,657	4,088,875	416,782	-
Mandatorily redeemable preferred securities	113,169	-	-	113,169
Term loans	354,387	-	-	354,387
Credit facility	160,000	-	-	160,000

TOTAL INDEBTEDNESS	6,334,785	5,288,182	419,047	627,556
Accounts payable	15,874	8,897	6,977	-
Accrued liabilities and other	386,494	288,985	97,509	-
Deferred income	24,129	19,316	4,813	-
Security deposits	41,967	38,603	3,364	-
Deferred income taxes payable	23,947	23,947	-	-
Liabilities related to assets held for sale	53,919	49,805	4,114	-

TOTAL LIABILITIES	6,881,115	5,717,735	535,824	627,556

Minority interest in consolidated real estate partnerships	78,113	76,207	1,906	-
Minority interest in Aimco Operating Partnership	316,906	-	-	316,906

NET OPERATING ASSETS		$3,404,621	$446,636	$(944,462)

STOCKHOLDERS' EQUITY
Class A Common Stock	941
Additional paid-in capital	3,066,172
Perpetual preferred stock	555,250
Convertible preferred stock	299,992
Distributions in excess of earnings	(959,975)
Unvested restricted stock	(11,744)
Notes due on common stock purchases	(43,841)

	2,906,795

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,182,929

Supplemental Schedule XIX

Business Component Proportionate Balance Sheet Presentation
As of September 30, 2003 (in thousands)
(unaudited)

	Consolidated GAAP Balance Sheet As of September 30, 2003	Proportionate Share of Unconsolidated Partnerships [a]	Proportionate Share of Minority Interest [b]	Proportionate Consolidated Balance Sheet [c]	Conventional	Aimco Capital	Corporate
ASSETS
Buildings and improvements	$8,556,905	$560,301	$(757,686)	$8,359,520	$7,586,634	$772,886	$-
Land	2,136,397	73,923	(97,331)	2,112,989	1,982,582	130,407	-
Accumulated depreciation	(1,806,667)	(143,592)	458,341	(1,491,918)	(1,361,003)	(130,915)	-
Cash and cash equivalents	126,680	-	-	126,680	101,460	25,220	-
Restricted cash	211,200	-	-	211,200	149,051	62,149	-
Accounts receivable	62,380	-	-	62,380	36,187	26,193	-
Accounts receivable from affiliates	46,812	-	-	46,812	16,746	30,066	-
Deferred financing costs	74,434	-	-	74,434	71,697	2,737	-
Notes receivable, primarily from unconsolidated real estate partnerships	184,267	-	-	184,267	108,548	75,719	-
Investment in unconsolidated real estate partnerships	233,781	(151,477)	-	82,304	60,788	21,516	-
Other assets	286,188	-	-	286,188	183,288	102,900	-
Assets held for sale	70,552	-	-	70,552	61,598	8,954	-

TOTAL ASSETS	$10,182,929	$339,155	$(396,676)	$10,125,408	$8,997,576	$1,127,832	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Secured tax-exempt bond financing	$1,201,572	$31,688	$(37,079)	$1,196,181	$1,186,394	$9,787	$-
Secured notes payable	4,505,657	307,467	(553,548)	4,259,576	3,719,974	539,602	-
Mandatorily redeemable preferred securities	113,169	-	-	113,169	-	-	113,169
Term loans	354,387	-	-	354,387	-	-	354,387
Credit facility	160,000	-	-	160,000	-	-	160,000

TOTAL INDEBTEDNESS	6,334,785	339,155	(590,627)	6,083,313	4,906,368	549,389	627,556
Accounts payable	15,874	-	-	15,874	8,897	6,977	-
Accrued liabilities and other	386,494	-	-	386,494	288,985	97,509	-
Deferred income	24,129	-	-	24,129	19,316	4,813	-
Security deposits	41,967	-	-	41,967	38,603	3,364	-
Deferred income taxes payable	23,947	-	-	23,947	23,947	-	-
Liabilities related to assets held for sale	53,919	-	-	53,919	49,805	4,114	-

TOTAL LIABILITIES	6,881,115	339,155	(590,627)	6,629,643	5,335,921	666,166	627,556

Minority interest in consolidated real estate partnerships	78,113	-	193,951	272,064	257,034	15,030	-
Minority interest in Aimco Operating Partnership	316,906	-	-	316,906	-	-	316,906

NET OPERATING ASSETS		$-	$-	$2,906,795	$3,404,621	$446,636	$(944,462)

STOCKHOLDERS' EQUITY
Class A Common Stock	941
Additional paid-in capital	3,066,172
Perpetual preferred stock	555,250
Convertible preferred stock	299,992
Distributions in excess of earnings	(959,975)
Unvested restricted stock	(11,744)
Notes due on common stock purchases	(43,841)

	2,906,795

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,182,929

[a]
Total of Aimco's proportionate share of selected unconsolidated balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of September 30, 2003.
[b]
Total of Aimco's proportionate share of selected minority interest balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of September 30, 2003.
[c]
Aimco's proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2003, plus the proportionate share of selected unconsolidated and minority interest balance sheet data, which includes only buildings and improvements, land, accumulated depreciation and secured debt, as of September 30, 2003.

Supplemental Schedule XX

CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

% of Conventional FCF	CORE PROPERTIES	NON-CORE PROPERTIES
1 Washington	10.3%	0.6%
2 Los Angeles-Long Beach - Ventura	7.9%	0.0%
3 New England	6.1%	0.0%
4 Philadelphia	5.6%	0.0%
5 Chicago	5.3%	0.3%
6 Houston - Galveston	2.8%	1.1%
7 Denver - Front Range, CO	2.6%	0.1%
8 San Diego	2.5%	0.0%
9 Norfolk	2.5%	0.4%
10 Miami	2.5%	0.0%
11 Indianapolis	2.1%	0.9%
12 Grand Rapids-Lansing	2.0%	0.9%
13 Orange County - Riverside	1.9%	0.0%
14 Tampa-St. Petersburg	1.7%	1.0%
15 Atlanta	1.3%	0.9%
16 Phoenix-Mesa	1.3%	0.7%
17 West Palm Beach-Boca	1.3%	0.2%
18 Minneapolis - St. Paul	1.3%	0.0%
19 Baltimore	1.2%	0.5%
20 Bay Area	1.1%	0.0%
21 Orlando - Daytona	1.1%	2.1%
22 Dutchess County	1.0%	0.0%
23 Cincinnati - Dayton	1.0%	0.7%
24 Nashville	1.0%	0.8%
25 Jacksonville	1.0%	0.5%
26 Dallas-Fort Worth	0.9%	1.1%
27 Fort Wayne	0.8%	0.0%
28 Detroit - Ann Arbor	0.8%	0.1%
29 Hartford	0.8%	0.0%
30 Richmond - Petersburg	0.7%	0.2%
31 FortLauderdale	0.7%	0.0%
32 Austin-San Marcos	0.7%	0.8%
33 Raleigh-Durham-Chapel Hill	0.6%	0.4%
34 Columbus	0.6%	0.1%
35 Charleston	0.4%	0.0%
36 Kansas City	0.3%	0.1%
37 Savannah	0.3%	0.0%
38 Charlotte-Gastonia-Rock Hill	0.3%	0.3%
39 Salt Lake City-Ogden	0.2%	0.8%
40 Columbia	0.2%	0.3%
41 New York - Manhattan	0.1%	0.0%
42 Seattle	0.1%	0.0%
43 San Antonio	0.1%	1.2%
44 Sacramento	0.0%	0.0%
45 Las Vegas	0.0%	0.5%
46 Tucson	0.0%	0.4%

	77.1%	18.1%	95.2%

OTHER MARKETS
Midwest other	0.0%	1.1%
Southeast other	0.0%	2.1%
Florida other	0.0%	0.2%
Texas other	0.0%	0.5%
West other	0.0%	0.3%
Northeast other	0.0%	0.5%

	0.0%	4.8%	4.8%

TOTAL	77.1%	22.9%	100.0%

Supplemental Schedule XXI

PORTFOLIO SUMMARY
ALL CONVENTIONAL PROPERTIES

	CORE PROPERTIES				NON-CORE PROPERTIES				TOTAL CONVENTIONAL
	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF	Total Properties	Total Units	Effective Units	% Conventional Real Estate FCF
Selected Markets	371	115,833	96,680	77%	207	51,173	41,121	18%	578	167,006	137,801	95%
Other Markets	-	-	-	0%	91	20,000	11,649	5%	91	20,000	11,649	5%

Total	371	115,833	96,680	77%	298	71,173	52,770	23%	669	187,006	149,450	100%

PORTFOLIO SUMMARY
SAME STORE SALES (SSS) CONVENTIONAL PROPERTIES

	CORE PROPERTIES				NON-CORE PROPERTIES				TOTAL SAME STORE CONVENTIONAL
	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF	Total Properties	Total Units	Effective Units	% SSS Real Estate FCF
Selected Markets	331	102,971	86,630	75%	191	47,301	39,409	20%	522	150,272	126,039	95%
Other Markets	-	-	-	0%	67	14,306	10,179	5%	67	14,306	10,179	5%

Total	331	102,971	86,630	75%	258	61,607	49,588	25%	589	164,578	136,218	100%

Supplemental Schedule XXII

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE (1)	NON-CORE (2)	TOTAL (3)
Rent, average third quarter	$778	$565	$702
Occupancy, average third quarter	93.8%	91.6%	93.0%
Change Three Months Ended September 30, 2003 less September 30, 2002
Revenue	-1.2%	-1.7%	-1.3%
Expenses	8.7%	7.2%	8.2%
NOI	-6.7%	-8.7%	-7.2%
Change Nine Months Ended September 30, 2003 less September 30, 2002
Revenue	-3.5%	-5.2%	-4.0%
Expenses	8.7%	8.7%	8.7%
NOI	-10.1%	-14.8%	-11.4%
Change Three Months Ended September 30, 2003 less June 30, 2003
Revenue	0.5%	1.2%	0.7%
Expenses	4.7%	4.5%	4.7%
NOI	-2.1%	-1.8%	-2.0%
(1)
See Supplementals XXIII, XXV, and XXVII for Same Store Sales - Core Properties
(2)
See Supplementals XXIV, XXVI, and XXVIII for Same Store Sales - Non-Core Properties
(3)
See Supplementals VIII - XIII for Total Same Store Sales

Supplemental Schedule XXIII

Same Store Sales - Core Properties
Third Quarter 2003 versus Third Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less September 30, 2002
				Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	23	11,448	80.18%	27,174	8,657	18,517	26,907	8,277	18,630	267	1.0%	380	4.6%	(113)	-0.6%
Philadelphia	10	5,338	77.38%	12,439	4,615	7,824	12,454	4,153	8,301	(15)	-0.1%	462	11.1%	(477)	-5.7%
Baltimore	9	1,551	71.60%	3,112	1,059	2,053	3,014	918	2,096	98	3.3%	141	15.4%	(43)	-2.1%
Dutchess County	1	835	100.00%	2,392	691	1,701	2,243	717	1,526	149	6.6%	(26)	-3.6%	175	11.5%
Hartford	2	650	100.00%	1,853	511	1,342	1,874	479	1,395	(21)	-1.1%	32	6.7%	(53)	-3.8%
New England	1	412	56.71%	753	220	533	787	226	561	(34)	-4.3%	(6)	-2.7%	(28)	-5.0%

	46	20,234	79.76%	47,723	15,753	31,970	47,279	14,770	32,509	444	0.9%	983	6.7%	(539)	-1.7%
Southeast
Norfolk	10	3,161	83.22%	6,383	1,994	4,389	6,029	1,925	4,104	354	5.9%	69	3.6%	285	6.9%
Atlanta	14	3,948	73.98%	5,310	2,822	2,488	5,591	2,341	3,250	(281)	-5.0%	481	20.5%	(762)	-23.4%
Nashville	5	1,532	86.59%	2,860	1,067	1,793	2,864	1,025	1,839	(4)	-0.1%	42	4.1%	(46)	-2.5%
Raleigh-Durham-Chapel Hill	7	1,976	69.22%	2,317	1,072	1,245	2,449	909	1,540	(132)	-5.4%	163	17.9%	(295)	-19.2%
Richmond - Petersburg	5	1,208	73.17%	1,960	665	1,295	1,991	565	1,426	(31)	-1.6%	100	17.7%	(131)	-9.2%
Charleston	3	680	85.54%	1,136	446	690	1,069	366	703	67	6.3%	80	21.9%	(13)	-1.8%
Charlotte-Gastonia-Rock Hill	2	556	91.57%	841	341	500	869	353	516	(28)	-3.2%	(12)	-3.4%	(16)	-3.1%
Savannah	2	416	100.00%	792	295	497	781	267	514	11	1.4%	28	10.5%	(17)	-3.3%
Columbia	2	432	57.66%	477	204	273	483	184	299	(6)	-1.2%	20	10.9%	(26)	-8.7%

	50	13,909	78.26%	22,076	8,906	13,170	22,126	7,935	14,191	(50)	-0.2%	971	12.2%	(1,021)	-7.2%
Florida
Tampa-St. Petersburg	15	3,965	91.02%	6,600	2,985	3,615	6,919	2,744	4,175	(319)	-4.6%	241	8.8%	(560)	-13.4%
Miami	6	2,171	81.86%	5,423	2,120	3,303	5,476	1,987	3,489	(53)	-1.0%	133	6.7%	(186)	-5.3%
Orlando - Daytona	8	2,329	87.98%	4,016	1,831	2,185	4,124	1,836	2,288	(108)	-2.6%	(5)	-0.3%	(103)	-4.5%
West Palm Beach-Boca	5	1,505	100.00%	3,554	1,284	2,270	3,631	1,300	2,331	(77)	-2.1%	(16)	-1.2%	(61)	-2.6%
Jacksonville	4	1,794	79.03%	2,966	1,259	1,707	2,980	1,179	1,801	(14)	-0.5%	80	6.8%	(94)	-5.2%
FortLauderdale	4	1,122	88.71%	2,474	1,045	1,429	2,356	921	1,435	118	5.0%	124	13.5%	(6)	-0.4%

	42	12,886	88.11%	25,033	10,524	14,509	25,486	9,967	15,519	(453)	-1.8%	557	5.6%	(1,010)	-6.5%
Midwest
Chicago	19	5,644	90.96%	14,603	5,847	8,756	14,803	5,710	9,093	(200)	-1.4%	137	2.4%	(337)	-3.7%
Indianapolis	19	6,713	92.50%	9,798	5,277	4,521	10,126	4,201	5,925	(328)	-3.2%	1,076	25.6%	(1,404)	-23.7%
Grand Rapids-Lansing	6	3,176	95.23%	5,949	2,570	3,379	6,099	2,347	3,752	(150)	-2.5%	223	9.5%	(373)	-9.9%
Fort Wayne	2	2,284	100.00%	3,658	2,000	1,658	4,112	1,617	2,495	(454)	-11.0%	383	23.7%	(837)	-33.5%
Cincinnati - Dayton	10	1,792	83.03%	3,125	1,318	1,807	3,143	1,248	1,895	(18)	-0.6%	70	5.6%	(88)	-4.6%
Detroit - Ann Arbor	5	1,721	62.75%	2,382	1,130	1,252	2,560	960	1,600	(178)	-7.0%	170	17.7%	(348)	-21.8%
Columbus	6	1,304	64.26%	1,597	592	1,005	1,592	565	1,027	5	0.3%	27	4.8%	(22)	-2.1%
Minneapolis - St.Paul	4	1,098	64.91%	1,432	743	689	1,469	622	847	(37)	-2.5%	121	19.5%	(158)	-18.7%
Kansas City	3	795	66.05%	1,000	445	555	1,045	437	608	(45)	-4.3%	8	1.8%	(53)	-8.7%

	74	24,527	86.83%	43,544	19,922	23,622	44,949	17,707	27,242	(1,405)	-3.1%	2,215	12.5%	(3,620)	-13.3%
Texas
Houston - Galveston	25	6,863	90.92%	10,858	5,391	5,467	11,497	5,009	6,488	(639)	-5.6%	382	7.6%	(1,021)	-15.7%
Dallas-Fort Worth	13	3,621	70.25%	4,291	2,224	2,067	4,441	2,621	1,820	(150)	-3.4%	(397)	-15.1%	247	13.6%
Austin-San Marcos	8	1,697	96.22%	2,952	1,703	1,249	3,208	1,696	1,512	(256)	-8.0%	7	0.4%	(263)	-17.4%
San Antonio	1	224	100.00%	317	148	169	327	133	194	(10)	-3.1%	15	11.3%	(25)	-12.9%

	47	12,405	85.77%	18,418	9,466	8,952	19,473	9,459	10,014	(1,055)	-5.4%	7	0.1%	(1,062)	-10.6%
West
Denver - Front Range, CO	17	3,892	80.82%	6,582	2,263	4,319	7,560	2,143	5,417	(978)	-12.9%	120	5.6%	(1,098)	-20.3%
Phoenix-Mesa	14	3,681	92.82%	5,883	2,828	3,055	5,908	2,572	3,336	(25)	-0.4%	256	10.0%	(281)	-8.4%
Seattle	4	468	52.88%	542	277	265	502	208	294	40	8.0%	69	33.2%	(29)	-9.9%
Salt Lake City-Ogden	1	450	56.84%	524	187	337	449	171	278	75	16.7%	16	9.4%	59	21.2%

	36	8,491	83.21%	13,531	5,555	7,976	14,419	5,094	9,325	(888)	-6.2%	461	9.0%	(1,349)	-14.5%
California
Los Angeles-Long Beach - Ventura	15	4,830	88.48%	17,233	4,603	12,630	16,368	4,148	12,220	865	5.3%	455	11.0%	410	3.4%
San Diego	7	2,237	98.14%	6,583	1,988	4,595	6,421	1,652	4,769	162	2.5%	336	20.3%	(174)	-3.6%
Orange County - Riverside	7	1,611	97.40%	5,253	1,798	3,455	5,176	1,450	3,726	77	1.5%	348	24.0%	(271)	-7.3%
Bay Area	6	1,661	58.64%	3,069	1,047	2,022	3,208	1,004	2,204	(139)	-4.3%	43	4.3%	(182)	-8.3%
Sacramento	1	180	20.25%	93	39	54	97	28	69	(4)	-4.1%	11	39.3%	(15)	-21.7%

	36	10,519	86.02%	32,231	9,475	22,756	31,270	8,282	22,988	961	3.1%	1,193	14.4%	(232)	-1.0%

SAME STORE SALES - CORE PROPERTIES TOTALS	331	102,971	83.93%	202,556	79,601	122,955	205,002	73,214	131,788	(2,446)	-1.2%	6,387	8.7%	(8,833)	-6.7%

Plus: Same Store Sales - Non-Core Properties (see Supplemental Schedule XXIV)				82,237	39,245	42,992	83,671	36,599	47,072

Total Same Store Sales (see Supplemental Schedule IX)				284,793	118,846	165,947	288,673	109,813	178,860

Supplemental Schedule XXIV

Same Store Sales - Non-Core Properties
Third Quarter 2003 versus Third Quarter 2002
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less September 30, 2002
				Three Months Ended September 30, 2003			Three Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	5	1,010	77.25%	1,863	756	1,107	1,953	674	1,279	(90)	-4.6%	82	12.2%	(172)	-13.4%
Baltimore	2	493	100.00%	1,165	438	727	1,080	344	736	85	7.9%	94	27.3%	(9)	-1.2%
Other Markets	2	554	82.14%	1,000	392	608	993	353	640	7	0.7%	39	11.0%	(32)	-5.0%

	9	2,057	84.02%	4,028	1,586	2,442	4,026	1,371	2,655	2	0.0%	215	15.7%	(213)	-8.0%
Southeast
Other Markets	33	6,865	75.27%	8,215	3,915	4,300	8,395	3,637	4,758	(180)	-2.1%	278	7.6%	(458)	-9.6%
Atlanta	7	1,983	96.15%	3,676	1,665	2,011	3,486	1,580	1,906	190	5.5%	85	5.4%	105	5.5%
Nashville	6	2,220	74.36%	2,694	1,177	1,517	2,646	1,059	1,587	48	1.8%	118	11.1%	(70)	-4.4%
Charlotte-Gastonia-Rock Hill	9	1,780	82.48%	2,072	1,153	919	2,165	1,114	1,051	(93)	-4.3%	39	3.5%	(132)	-12.6%
Raleigh-Durham-Chapel Hill	4	1,046	84.32%	1,502	693	809	1,578	615	963	(76)	-4.8%	78	12.7%	(154)	-16.0%
Norfolk	3	704	93.73%	1,296	519	777	1,209	455	754	87	7.2%	64	14.1%	23	3.1%
Columbia	4	1,006	68.49%	1,137	571	566	1,154	480	674	(17)	-1.5%	91	19.0%	(108)	-16.0%
Richmond - Petersburg	2	305	83.90%	512	197	315	523	186	337	(11)	-2.1%	11	5.9%	(22)	-6.5%

	68	15,909	79.70%	21,104	9,890	11,214	21,156	9,126	12,030	(52)	-0.2%	764	8.4%	(816)	-6.8%
Florida
Orlando - Daytona	17	4,109	84.35%	6,567	2,905	3,662	6,243	2,688	3,555	324	5.2%	217	8.1%	107	3.0%
Tampa-St. Petersburg	8	2,072	75.37%	2,936	1,306	1,630	3,045	1,213	1,832	(109)	-3.6%	93	7.7%	(202)	-11.0%
Jacksonville	3	972	78.97%	1,456	580	876	1,448	535	913	8	0.6%	45	8.4%	(37)	-4.1%
Other Markets	2	456	70.29%	590	202	388	578	197	381	12	2.1%	5	2.5%	7	1.8%
West Palm Beach-Boca	1	222	100.00%	507	170	337	466	211	255	41	8.8%	(41)	-19.4%	82	32.2%

	31	7,831	80.93%	12,056	5,163	6,893	11,780	4,844	6,936	276	2.3%	319	6.6%	(43)	-0.6%
Midwest
Indianapolis	14	3,326	74.07%	3,698	2,112	1,586	3,870	1,948	1,922	(172)	-4.4%	164	8.4%	(336)	-17.5%
Grand Rapids-Lansing	9	2,581	91.04%	3,687	1,663	2,024	3,986	1,872	2,114	(299)	-7.5%	(209)	-11.2%	(90)	-4.3%
Other Markets	17	3,735	58.36%	3,638	1,664	1,974	3,744	1,630	2,114	(106)	-2.8%	34	2.1%	(140)	-6.6%
Cincinnati - Dayton	9	1,941	68.84%	2,311	992	1,319	2,358	890	1,468	(47)	-2.0%	102	11.5%	(149)	-10.1%
Chicago	3	679	87.67%	1,363	763	600	1,518	720	798	(155)	-10.2%	43	6.0%	(198)	-24.8%
Columbus	3	708	75.59%	777	389	388	806	360	446	(29)	-3.6%	29	8.1%	(58)	-13.0%
Detroit - Ann Arbor	2	353	84.37%	390	195	195	403	206	197	(13)	-3.2%	(11)	-5.3%	(2)	-1.0%
Kansas City	2	427	44.67%	365	138	227	350	147	203	15	4.3%	(9)	-6.1%	24	11.8%
Fort Wayne	1	156	55.15%	127	67	60	131	67	64	(4)	-3.1%	0	0.0%	(4)	-6.3%

	60	13,906	72.16%	16,356	7,983	8,373	17,166	7,840	9,326	(810)	-4.7%	143	1.8%	(953)	-10.2%
Texas
Dallas-Fort Worth	17	3,816	77.32%	4,832	2,607	2,225	5,077	2,332	2,745	(245)	-4.8%	275	11.8%	(520)	-18.9%
San Antonio	13	3,045	100.00%	4,725	2,321	2,404	4,670	2,324	2,346	55	1.2%	(3)	-0.1%	58	2.5%
Houston - Galveston	12	2,860	92.05%	3,889	2,211	1,678	4,233	2,029	2,204	(344)	-8.1%	182	9.0%	(526)	-23.9%
Other Markets	8	1,747	71.69%	1,860	898	962	1,822	805	1,017	38	2.1%	93	11.6%	(55)	-5.4%
Austin-San Marcos	3	720	82.31%	978	486	492	1,034	492	542	(56)	-5.4%	(6)	-1.2%	(50)	-9.2%

	53	12,188	85.93%	16,284	8,523	7,761	16,836	7,982	8,854	(552)	-3.3%	541	6.8%	(1,093)	-12.3%
West
Phoenix-Mesa	14	3,766	88.88%	4,854	2,698	2,156	4,872	2,388	2,484	(18)	-0.4%	310	13.0%	(328)	-13.2%
Salt Lake City-Ogden	5	1,665	79.93%	2,289	773	1,516	2,122	747	1,375	167	7.9%	26	3.5%	141	10.3%
Las Vegas	4	1,253	86.62%	1,837	858	979	1,861	715	1,146	(24)	-1.3%	143	20.0%	(167)	-14.6%
Tucson	4	1,157	100.00%	1,550	738	812	1,724	711	1,013	(174)	-10.1%	27	3.8%	(201)	-19.8%
Other Markets	5	1,024	62.83%	1,052	511	541	1,024	498	526	28	2.7%	13	2.6%	15	2.9%
Denver - Front Range, CO	5	851	66.88%	827	522	305	1,104	377	727	(277)	-25.1%	145	38.5%	(422)	-58.0%

	37	9,716	83.71%	12,409	6,100	6,309	12,707	5,436	7,271	(298)	-2.3%	664	12.2%	(962)	-13.2%

SAME STORE SALES - NON-CORE PROPERTIES TOTALS	258	61,607	80.16%	82,237	39,245	42,992	83,671	36,599	47,072	(1,434)	-1.7%	2,646	7.2%	(4,080)	-8.7%

Plus: Same Store Sales - Core Properties (see Supplemental Schedule XXIII)				202,556	79,601	122,955	205,002	73,214	131,788

Total Same Store Sales (see Supplemental Schedule IX)				284,793	118,846	165,947	288,673	109,813	178,860

Supplemental Schedule XXV

Same Store Sales - Core Properties
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Nine Months Ended September 30, 2003 Less September 30, 2002
				Nine Months Ended September 30, 2003			Nine Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	23	11,448	80.18%	80,532	26,007	54,525	80,316	23,864	56,452	216	0.3%	2,143	9.0%	(1,927)	-3.4%
Philadelphia	10	5,338	77.38%	36,458	13,929	22,529	37,771	12,237	25,534	(1,313)	-3.5%	1,692	13.8%	(3,005)	-11.8%
Baltimore	9	1,551	71.60%	9,003	3,125	5,878	8,714	2,485	6,229	289	3.3%	640	25.8%	(351)	-5.6%
Dutchess County	1	835	100.00%	6,793	2,680	4,113	6,700	2,255	4,445	93	1.4%	425	18.8%	(332)	-7.5%
Hartford	2	650	100.00%	5,443	1,492	3,951	5,460	1,380	4,080	(17)	-0.3%	112	8.1%	(129)	-3.2%
New England	1	412	56.71%	2,262	702	1,560	2,313	615	1,698	(51)	-2.2%	87	14.1%	(138)	-8.1%

	46	20,234	79.76%	140,491	47,935	92,556	141,274	42,836	98,438	(783)	-0.6%	5,099	11.9%	(5,882)	-6.0%
Southeast
Norfolk	10	3,161	83.22%	18,760	6,042	12,718	17,840	5,541	12,299	920	5.2%	501	9.0%	419	3.4%
Atlanta	14	3,948	73.98%	15,436	7,739	7,697	17,608	6,685	10,923	(2,172)	-12.3%	1,054	15.8%	(3,226)	-29.5%
Nashville	5	1,532	86.59%	8,563	3,107	5,456	8,623	2,795	5,828	(60)	-0.7%	312	11.2%	(372)	-6.4%
Raleigh-Durham-Chapel Hill	7	1,976	69.22%	7,022	3,019	4,003	7,667	2,705	4,962	(645)	-8.4%	314	11.6%	(959)	-19.3%
Richmond - Petersburg	5	1,208	73.17%	5,889	1,888	4,001	6,040	1,661	4,379	(151)	-2.5%	227	13.7%	(378)	-8.6%
Charleston	3	680	85.54%	3,347	1,249	2,098	3,263	1,116	2,147	84	2.6%	133	11.9%	(49)	-2.3%
Charlotte-Gastonia-Rock Hill	2	556	91.57%	2,540	1,010	1,530	2,724	1,005	1,719	(184)	-6.8%	5	0.5%	(189)	-11.0%
Savannah	2	416	100.00%	2,352	892	1,460	2,340	789	1,551	12	0.5%	103	13.1%	(91)	-5.9%
Columbia	2	432	57.66%	1,400	579	821	1,437	542	895	(37)	-2.6%	37	6.8%	(74)	-8.3%

	50	13,909	78.26%	65,309	25,525	39,784	67,542	22,839	44,703	(2,233)	-3.3%	2,686	11.8%	(4,919)	-11.0%
Florida
Tampa-St. Petersburg	15	3,965	91.02%	19,778	8,610	11,168	20,655	8,135	12,520	(877)	-4.2%	475	5.8%	(1,352)	-10.8%
Miami	6	2,171	81.86%	16,183	6,665	9,518	16,926	6,075	10,851	(743)	-4.4%	590	9.7%	(1,333)	-12.3%
Orlando - Daytona	8	2,329	87.98%	11,946	5,418	6,528	12,318	5,192	7,126	(372)	-3.0%	226	4.4%	(598)	-8.4%
West Palm Beach-Boca	5	1,505	100.00%	10,582	4,044	6,538	11,061	3,939	7,122	(479)	-4.3%	105	2.7%	(584)	-8.2%
Jacksonville	4	1,794	79.03%	8,812	3,607	5,205	8,838	3,289	5,549	(26)	-0.3%	318	9.7%	(344)	-6.2%
FortLauderdale	4	1,122	88.71%	7,234	3,098	4,136	7,439	2,646	4,793	(205)	-2.8%	452	17.1%	(657)	-13.7%

	42	12,886	88.11%	74,535	31,442	43,093	77,237	29,276	47,961	(2,702)	-3.5%	2,166	7.4%	(4,868)	-10.1%
Midwest
Chicago	19	5,644	90.96%	43,678	17,712	25,966	45,524	16,365	29,159	(1,846)	-4.1%	1,347	8.2%	(3,193)	-11.0%
Indianapolis	19	6,713	92.50%	29,600	13,617	15,983	31,150	12,411	18,739	(1,550)	-5.0%	1,206	9.7%	(2,756)	-14.7%
Grand Rapids-Lansing	6	3,176	95.23%	17,910	7,942	9,968	18,305	6,849	11,456	(395)	-2.2%	1,093	16.0%	(1,488)	-13.0%
Fort Wayne	2	2,284	100.00%	11,083	5,178	5,905	12,459	4,552	7,907	(1,376)	-11.0%	626	13.8%	(2,002)	-25.3%
Cincinnati - Dayton	10	1,792	83.03%	9,416	4,005	5,411	9,325	3,589	5,736	91	1.0%	416	11.6%	(325)	-5.7%
Detroit - Ann Arbor	5	1,721	62.75%	7,268	3,445	3,823	7,823	2,888	4,935	(555)	-7.1%	557	19.3%	(1,112)	-22.5%
Columbus	6	1,304	64.26%	4,843	1,750	3,093	4,821	1,560	3,261	22	0.5%	190	12.2%	(168)	-5.2%
Minneapolis - St.Paul	4	1,098	64.91%	4,489	2,158	2,331	4,680	1,931	2,749	(191)	-4.1%	227	11.8%	(418)	-15.2%
Kansas City	3	795	66.05%	3,047	1,122	1,925	3,197	1,142	2,055	(150)	-4.7%	(20)	-1.8%	(130)	-6.3%

	74	24,527	86.83%	131,334	56,929	74,405	137,284	51,287	85,997	(5,950)	-4.3%	5,642	11.0%	(11,592)	-13.5%
Texas
Houston - Galveston	25	6,863	90.92%	32,671	14,732	17,939	34,996	14,333	20,663	(2,325)	-6.6%	399	2.8%	(2,724)	-13.2%
Dallas-Fort Worth	13	3,621	70.25%	13,051	6,176	6,875	13,613	7,546	6,067	(562)	-4.1%	(1,370)	-18.2%	808	13.3%
Austin-San Marcos	8	1,697	96.22%	8,650	4,676	3,974	9,579	4,813	4,766	(929)	-9.7%	(137)	-2.8%	(792)	-16.6%
San Antonio	1	224	100.00%	951	447	504	954	441	513	(3)	-0.3%	6	1.4%	(9)	-1.8%

	47	12,405	85.77%	55,323	26,031	29,292	59,142	27,133	32,009	(3,819)	-6.5%	(1,102)	-4.1%	(2,717)	-8.5%
West
Denver - Front Range, CO	17	3,892	80.82%	19,860	6,457	13,403	22,791	5,745	17,046	(2,931)	-12.9%	712	12.4%	(3,643)	-21.4%
Phoenix-Mesa	14	3,681	92.82%	17,175	7,902	9,273	18,850	6,945	11,905	(1,675)	-8.9%	957	13.8%	(2,632)	-22.1%
Seattle	4	468	52.88%	1,588	757	831	1,614	609	1,005	(26)	-1.6%	148	24.3%	(174)	-17.3%
Salt Lake City-Ogden	1	450	56.84%	1,471	503	968	1,519	449	1,070	(48)	-3.2%	54	12.0%	(102)	-9.5%

	36	8,491	83.21%	40,094	15,619	24,475	44,774	13,748	31,026	(4,680)	-10.5%	1,871	13.6%	(6,551)	-21.1%
California
San Diego	6	1,737	97.63%	14,802	4,203	10,599	14,346	3,866	10,480	456	3.2%	337	8.7%	119	1.1%
Los Angeles-Long Beach - Ventura	4	1,683	67.04%	12,733	3,470	9,263	12,605	3,154	9,451	128	1.0%	316	10.0%	(188)	-2.0%
Bay Area	6	1,661	58.64%	9,420	3,058	6,362	9,808	2,832	6,976	(388)	-4.0%	226	8.0%	(614)	-8.8%
Orange County - Riverside	3	490	91.61%	3,287	964	2,323	3,148	908	2,240	139	4.4%	56	6.2%	83	3.7%
Sacramento	1	180	20.25%	287	116	171	277	103	174	10	3.6%	13	12.6%	(3)	-1.7%

	20	5,751	74.48%	40,529	11,811	28,718	40,184	10,863	29,321	345	0.9%	948	8.7%	(603)	-2.1%

SAME STORE SALES - CORE PROPERTIES TOTALS	315	98,203	83.16%	547,615	215,292	332,323	567,437	197,982	369,455	(19,822)	-3.5%	17,310	8.7%	(37,132)	-10.1%

Plus: Same Store Sales - Non-Core Properties (see Supplemental Schedule XXVI)				242,917	113,865	129,052	256,264	104,765	151,499

Total Same Store Sales (see Supplemental Schedule XI)				790,532	329,157	461,375	823,701	302,747	520,954

Supplemental Schedule XXVI

Same Store Sales - Non-Core Properties
Year to Date 2003 versus Year to Date 2002
(unaudited) (in thousands, except site and unit data)

										Change Nine Months Ended September 30, 2003 Less September 30, 2002
				Nine Months Ended September 30, 2003			NIne Months Ended September 30, 2002
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	5	1,010	77.25%	5,762	2,296	3,466	5,766	1,835	3,931	(4)	-0.1%	461	25.1%	(465)	-11.8%
Baltimore	2	493	100.00%	3,418	1,667	1,751	3,400	1,099	2,301	18	0.5%	568	51.7%	(550)	-23.9%
Other Markets	2	554	82.14%	2,909	1,265	1,644	2,891	1,098	1,793	18	0.6%	167	15.2%	(149)	-8.3%

	9	2,057	84.02%	12,089	5,228	6,861	12,057	4,032	8,025	32	0.3%	1,196	29.7%	(1,164)	-14.5%
Southeast
Other Markets	33	6,865	75.27%	24,478	11,193	13,285	25,554	10,028	15,526	(1,076)	-4.2%	1,165	11.6%	(2,241)	-14.4%
Atlanta	7	1,983	96.15%	9,903	4,974	4,929	10,892	4,505	6,387	(989)	-9.1%	469	10.4%	(1,458)	-22.8%
Nashville	6	2,220	74.36%	7,841	3,425	4,416	8,097	3,092	5,005	(256)	-3.2%	333	10.8%	(589)	-11.8%
Charlotte-Gastonia-Rock Hill	9	1,780	82.48%	6,020	3,341	2,679	6,591	3,198	3,393	(571)	-8.7%	143	4.5%	(714)	-21.0%
Raleigh-Durham-Chapel Hill	4	1,046	84.32%	4,487	1,940	2,547	5,012	1,825	3,187	(525)	-10.5%	115	6.3%	(640)	-20.1%
Norfolk	3	704	93.73%	3,803	1,436	2,367	3,579	1,307	2,272	224	6.3%	129	9.9%	95	4.2%
Columbia	4	1,006	68.49%	3,371	1,586	1,785	3,453	1,397	2,056	(82)	-2.4%	189	13.5%	(271)	-13.2%
Richmond - Petersburg	2	305	83.90%	1,483	553	930	1,537	509	1,028	(54)	-3.5%	44	8.6%	(98)	-9.5%

	68	15,909	79.70%	61,386	28,448	32,938	64,715	25,861	38,854	(3,329)	-5.1%	2,587	10.0%	(5,916)	-15.2%
Florida
Orlando - Daytona	17	4,109	84.35%	19,128	8,459	10,669	19,487	8,054	11,433	(359)	-1.8%	405	5.0%	(764)	-6.7%
Tampa-St. Petersburg	8	2,072	75.37%	8,702	3,787	4,915	9,002	3,725	5,277	(300)	-3.3%	62	1.7%	(362)	-6.9%
Jacksonville	3	972	78.97%	4,361	1,661	2,700	4,303	1,534	2,769	58	1.3%	127	8.3%	(69)	-2.5%
Other Markets	2	456	70.29%	1,727	593	1,134	1,756	559	1,197	(29)	-1.7%	34	6.1%	(63)	-5.3%
West Palm Beach-Boca	1	222	100.00%	1,449	577	872	1,474	610	864	(25)	-1.7%	(33)	-5.4%	8	0.9%

	31	7,831	80.93%	35,367	15,077	20,290	36,022	14,482	21,540	(655)	-1.8%	595	4.1%	(1,250)	-5.8%
Midwest
Indianapolis	14	3,326	74.07%	11,318	6,056	5,262	11,776	5,683	6,093	(458)	-3.9%	373	6.6%	(831)	-13.6%
Grand Rapids-Lansing	9	2,581	91.04%	11,152	4,832	6,320	11,854	5,000	6,854	(702)	-5.9%	(168)	-3.4%	(534)	-7.8%
Other Markets	17	3,735	58.36%	10,927	4,897	6,030	11,256	4,707	6,549	(329)	-2.9%	190	4.0%	(519)	-7.9%
Cincinnati - Dayton	9	1,941	68.84%	6,895	3,006	3,889	7,050	2,703	4,347	(155)	-2.2%	303	11.2%	(458)	-10.5%
Chicago	3	679	87.67%	3,999	2,432	1,567	4,621	1,943	2,678	(622)	-13.5%	489	25.2%	(1,111)	-41.5%
Columbus	3	708	75.59%	2,301	1,180	1,121	2,500	965	1,535	(199)	-8.0%	215	22.3%	(414)	-27.0%
Detroit - Ann Arbor	2	353	84.37%	1,192	585	607	1,230	585	645	(38)	-3.1%	0	0.0%	(38)	-5.9%
Kansas City	2	427	44.67%	1,078	379	699	1,053	368	685	25	2.4%	11	3.0%	14	2.0%
Fort Wayne	1	156	55.15%	392	211	181	401	191	210	(9)	-2.2%	20	10.5%	(29)	-13.8%

	60	13,906	72.16%	49,254	23,578	25,676	51,741	22,145	29,596	(2,487)	-4.8%	1,433	6.5%	(3,920)	-13.2%
Texas
Dallas-Fort Worth	17	3,816	77.32%	14,496	7,473	7,023	15,926	6,992	8,934	(1,430)	-9.0%	481	6.9%	(1,911)	-21.4%
San Antonio	13	3,045	100.00%	13,729	6,636	7,093	14,081	6,411	7,670	(352)	-2.5%	225	3.5%	(577)	-7.5%
Houston - Galveston	12	2,860	92.05%	11,712	6,221	5,491	12,758	5,997	6,761	(1,046)	-8.2%	224	3.7%	(1,270)	-18.8%
Other Markets	8	1,747	71.69%	5,624	2,502	3,122	5,640	2,288	3,352	(16)	-0.3%	214	9.4%	(230)	-6.9%
Austin-San Marcos	3	720	82.31%	2,938	1,322	1,616	3,206	1,385	1,821	(268)	-8.4%	(63)	-4.5%	(205)	-11.3%

	53	12,188	85.93%	48,499	24,154	24,345	51,611	23,073	28,538	(3,112)	-6.0%	1,081	4.7%	(4,193)	-14.7%
West
Phoenix-Mesa	14	3,766	88.88%	14,013	7,823	6,190	16,032	6,671	9,361	(2,019)	-12.6%	1,152	17.3%	(3,171)	-33.9%
Salt Lake City-Ogden	5	1,665	79.93%	6,550	2,305	4,245	6,950	2,110	4,840	(400)	-5.8%	195	9.2%	(595)	-12.3%
Las Vegas	4	1,253	86.62%	5,450	2,331	3,119	5,620	2,004	3,616	(170)	-3.0%	327	16.3%	(497)	-13.7%
Tucson	4	1,157	100.00%	4,737	2,067	2,670	5,005	2,008	2,997	(268)	-5.4%	59	2.9%	(327)	-10.9%
Other Markets	5	1,024	62.83%	3,147	1,412	1,735	3,006	1,272	1,734	141	4.7%	140	11.0%	1	0.1%
Denver - Front Range, CO	5	851	66.88%	2,425	1,442	983	3,505	1,107	2,398	(1,080)	-30.8%	335	30.3%	(1,415)	-59.0%

	37	9,716	83.71%	36,322	17,380	18,942	40,118	15,172	24,946	(3,796)	-9.5%	2,208	14.6%	(6,004)	-24.1%

SAME STORE SALES - NON-CORE PROPERTIES TOTALS	258	61,607	80.16%	242,917	113,865	129,052	256,264	104,765	151,499	(13,347)	-5.2%	9,100	8.7%	(22,447)	-14.8%

Plus: Same Store Sales - Core Properties (see Supplemental Schedule XXV)				547,615	215,292	332,323	567,437	197,982	369,455

Total Same Store Sales (see Supplemental Schedule XI)				790,532	329,157	461,375	823,701	302,747	520,954

Supplemental Schedule XXVII

Same Store Sales - Core Properties
Third Quarter 2003 versus Second Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less June 30, 2003
				Three Months Ended September 30, 2003			Three Months Ended June 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	23	11,448	80.18%	27,174	8,657	18,517	27,101	8,321	18,780	73	0.3%	336	4.0%	(263)	-1.4%
Philadelphia	10	5,338	77.38%	12,439	4,615	7,824	12,099	4,551	7,548	340	2.8%	64	1.4%	276	3.7%
Baltimore	9	1,551	71.60%	3,112	1,059	2,053	3,036	938	2,098	76	2.5%	121	12.9%	(45)	-2.1%
Dutchess County	1	835	100.00%	2,392	691	1,701	2,228	885	1,343	164	7.4%	(194)	-21.9%	358	26.7%
Hartford	2	650	100.00%	1,853	511	1,342	1,828	476	1,352	25	1.4%	35	7.4%	(10)	-0.7%
New England	1	412	56.71%	753	220	533	755	239	516	(2)	-0.3%	(19)	-7.9%	17	3.3%

	46	20,234	79.76%	47,723	15,753	31,970	47,047	15,410	31,637	676	1.4%	343	2.2%	333	1.1%
Southeast
Norfolk	10	3,161	83.22%	6,383	1,994	4,389	6,313	1,984	4,329	70	1.1%	10	0.5%	60	1.4%
Atlanta	14	3,948	73.98%	5,310	2,822	2,488	4,800	2,511	2,289	510	10.6%	311	12.4%	199	8.7%
Nashville	5	1,532	86.59%	2,860	1,067	1,793	2,836	995	1,841	24	0.8%	72	7.2%	(48)	-2.6%
Raleigh-Durham-Chapel Hill	7	1,976	69.22%	2,317	1,072	1,245	2,328	967	1,361	(11)	-0.5%	105	10.9%	(116)	-8.5%
Richmond - Petersburg	5	1,208	73.17%	1,960	665	1,295	1,995	597	1,398	(35)	-1.8%	68	11.4%	(103)	-7.4%
Charleston	3	680	85.54%	1,136	446	690	1,122	412	710	14	1.2%	34	8.3%	(20)	-2.8%
Charlotte-Gastonia-Rock Hill	2	556	91.57%	841	341	500	880	347	533	(39)	-4.4%	(6)	-1.7%	(33)	-6.2%
Savannah	2	416	100.00%	792	295	497	788	312	476	4	0.5%	(17)	-5.4%	21	4.4%
Columbia	2	432	57.66%	477	204	273	484	198	286	(7)	-1.4%	6	3.0%	(13)	-4.5%

	50	13,909	78.26%	22,076	8,906	13,170	21,546	8,323	13,223	530	2.5%	583	7.0%	(53)	-0.4%
Florida
Tampa-St. Petersburg	15	3,965	91.02%	6,600	2,985	3,615	6,633	2,812	3,821	(33)	-0.5%	173	6.2%	(206)	-5.4%
Miami	6	2,171	81.86%	5,423	2,120	3,303	5,486	2,281	3,205	(63)	-1.1%	(161)	-7.1%	98	3.1%
Orlando - Daytona	8	2,329	87.98%	4,016	1,831	2,185	4,013	1,826	2,187	3	0.1%	5	0.3%	(2)	-0.1%
West Palm Beach-Boca	5	1,505	100.00%	3,554	1,284	2,270	3,564	1,377	2,187	(10)	-0.3%	(93)	-6.8%	83	3.8%
Jacksonville	4	1,794	79.03%	2,966	1,259	1,707	2,940	1,183	1,757	26	0.9%	76	6.4%	(50)	-2.8%
FortLauderdale	4	1,122	88.71%	2,474	1,045	1,429	2,382	972	1,410	92	3.9%	73	7.5%	19	1.3%

	42	12,886	88.11%	25,033	10,524	14,509	25,018	10,451	14,567	15	0.1%	73	0.7%	(58)	-0.4%
Midwest
Chicago	19	5,644	90.96%	14,603	5,847	8,756	14,754	6,125	8,629	(151)	-1.0%	(278)	-4.5%	127	1.5%
Indianapolis	19	6,713	92.50%	9,798	5,277	4,521	9,898	4,305	5,593	(100)	-1.0%	972	22.6%	(1,072)	-19.2%
Grand Rapids-Lansing	6	3,176	95.23%	5,949	2,570	3,379	5,961	2,582	3,379	(12)	-0.2%	(12)	-0.5%	0	0.0%
Fort Wayne	2	2,284	100.00%	3,658	2,000	1,658	3,636	1,692	1,944	22	0.6%	308	18.2%	(286)	-14.7%
Cincinnati - Dayton	10	1,792	83.03%	3,125	1,318	1,807	3,205	1,296	1,909	(80)	-2.5%	22	1.7%	(102)	-5.3%
Detroit - Ann Arbor	5	1,721	62.75%	2,382	1,130	1,252	2,509	1,109	1,400	(127)	-5.1%	21	1.9%	(148)	-10.6%
Columbus	6	1,304	64.26%	1,597	592	1,005	1,632	574	1,058	(35)	-2.1%	18	3.1%	(53)	-5.0%
Minneapolis - St.Paul	4	1,098	64.91%	1,432	743	689	1,513	774	739	(81)	-5.4%	(31)	-4.0%	(50)	-6.8%
Kansas City	3	795	66.05%	1,000	445	555	1,039	402	637	(39)	-3.8%	43	10.7%	(82)	-12.9%

	74	24,527	86.83%	43,544	19,922	23,622	44,147	18,859	25,288	(603)	-1.4%	1,063	5.6%	(1,666)	-6.6%
Texas
Houston - Galveston	25	6,863	90.92%	10,858	5,391	5,467	11,112	4,789	6,323	(254)	-2.3%	602	12.6%	(856)	-13.5%
Dallas-Fort Worth	13	3,621	70.25%	4,291	2,224	2,067	4,370	2,050	2,320	(79)	-1.8%	174	8.5%	(253)	-10.9%
Austin-San Marcos	8	1,697	96.22%	2,952	1,703	1,249	2,830	1,423	1,407	122	4.3%	280	19.7%	(158)	-11.2%
San Antonio	1	224	100.00%	317	148	169	325	155	170	(8)	-2.5%	(7)	-4.5%	(1)	-0.6%

	47	12,405	85.77%	18,418	9,466	8,952	18,637	8,417	10,220	(219)	-1.2%	1,049	12.5%	(1,268)	-12.4%
West
Denver - Front Range, CO	17	3,892	80.82%	6,582	2,263	4,319	6,514	2,228	4,286	68	1.0%	35	1.6%	33	0.8%
Phoenix-Mesa	14	3,681	92.82%	5,883	2,828	3,055	5,738	2,588	3,150	145	2.5%	240	9.3%	(95)	-3.0%
Seattle	4	468	52.88%	542	277	265	501	271	230	41	8.2%	6	2.2%	35	15.2%
Salt Lake City-Ogden	1	450	56.84%	524	187	337	493	156	337	31	6.3%	31	19.9%	0	0.0%

	36	8,491	83.21%	13,531	5,555	7,976	13,246	5,243	8,003	285	2.2%	312	6.0%	(27)	-0.3%
California
Los Angeles-Long Beach - Ventura	15	4,830	88.48%	17,233	4,603	12,630	17,200	5,319	11,881	33	0.2%	(716)	-13.5%	749	6.3%
San Diego	7	2,237	98.14%	6,583	1,988	4,595	6,391	1,679	4,712	192	3.0%	309	18.4%	(117)	-2.5%
Orange County - Riverside	7	1,611	97.40%	5,253	1,798	3,455	5,117	1,245	3,872	136	2.7%	553	44.4%	(417)	-10.8%
Bay Area	6	1,661	58.64%	3,069	1,047	2,022	3,164	1,007	2,157	(95)	-3.0%	40	4.0%	(135)	-6.3%
Sacramento	1	180	20.25%	93	39	54	96	41	55	(3)	-3.1%	(2)	-4.9%	(1)	-1.8%

	36	10,519	86.02%	32,231	9,475	22,756	31,968	9,291	22,677	263	0.8%	184	2.0%	79	0.3%

SAME STORE SALES - CORE PROPERTIES TOTALS	331	102,971	83.93%	202,556	79,601	122,955	201,609	75,994	125,615	947	0.5%	3,607	4.7%	(2,660)	-2.1%

Plus: Same Store Sales - Non-Core Properties (see Supplemental Schedule XXVIII)				82,237	39,245	42,992	81,302	37,539	43,763

Total Same Store Sales (see Supplemental Schedule XIII)				284,793	118,846	165,947	282,911	113,533	169,378

Supplemental Schedule XXVIII

Same Store Sales - Non-Core Properties
Third Quarter 2003 versus Second Quarter 2003
(unaudited) (in thousands, except site and unit data)

										Change Three Months Ended September 30, 2003 Less June 30, 2003
				Three Months Ended September 30, 2003			Three Months Ended June 30, 2003
										Revenue		Expenses		NOI
	Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%

Northeast
Washington	5	1,010	77.25%	1,863	756	1,107	1,956	650	1,306	(93)	-4.8%	106	16.3%	(199)	-15.2%
Baltimore	2	493	100.00%	1,165	438	727	1,149	495	654	16	1.4%	(57)	-11.5%	73	11.2%
Other Markets	2	554	82.14%	1,000	392	608	998	454	544	2	0.2%	(62)	-13.7%	64	11.8%

	9	2,057	84.02%	4,028	1,586	2,442	4,103	1,599	2,504	(75)	-1.8%	(13)	-0.8%	(62)	-2.5%
Southeast
Other Markets	33	6,865	75.27%	8,215	3,915	4,300	8,185	3,557	4,628	30	0.4%	358	10.1%	(328)	-7.1%
Atlanta	7	1,983	96.15%	3,676	1,665	2,011	3,059	1,647	1,412	617	20.2%	18	1.1%	599	42.4%
Nashville	6	2,220	74.36%	2,694	1,177	1,517	2,615	1,096	1,519	79	3.0%	81	7.4%	(2)	-0.1%
Charlotte-Gastonia-Rock Hill	9	1,780	82.48%	2,072	1,153	919	2,077	1,163	914	(5)	-0.2%	(10)	-0.9%	5	0.5%
Raleigh-Durham-Chapel Hill	4	1,046	84.32%	1,502	693	809	1,508	596	912	(6)	-0.4%	97	16.3%	(103)	-11.3%
Norfolk	3	704	93.73%	1,296	519	777	1,274	459	815	22	1.7%	60	13.1%	(38)	-4.7%
Columbia	4	1,006	68.49%	1,137	571	566	1,117	511	606	20	1.8%	60	11.7%	(40)	-6.6%
Richmond - Petersburg	2	305	83.90%	512	197	315	489	179	310	23	4.7%	18	10.1%	5	1.6%

	68	15,909	79.70%	21,104	9,890	11,214	20,324	9,208	11,116	780	3.8%	682	7.4%	98	0.9%
Florida
Orlando - Daytona	17	4,109	84.35%	6,567	2,905	3,662	6,371	2,866	3,505	196	3.1%	39	1.4%	157	4.5%
Tampa-St. Petersburg	8	2,072	75.37%	2,936	1,306	1,630	2,911	1,185	1,726	25	0.9%	121	10.2%	(96)	-5.6%
Jacksonville	3	972	78.97%	1,456	580	876	1,465	553	912	(9)	-0.6%	27	4.9%	(36)	-3.9%
Other Markets	2	456	70.29%	590	202	388	566	208	358	24	4.2%	(6)	-2.9%	30	8.4%
West Palm Beach-Boca	1	222	100.00%	507	170	337	485	207	278	22	4.5%	(37)	-17.9%	59	21.2%

	31	7,831	80.93%	12,056	5,163	6,893	11,798	5,019	6,779	258	2.2%	144	2.9%	114	1.7%
Midwest
Indianapolis	14	3,326	74.07%	3,698	2,112	1,586	3,868	2,068	1,800	(170)	-4.4%	44	2.1%	(214)	-11.9%
Grand Rapids-Lansing	9	2,581	91.04%	3,687	1,663	2,024	3,755	1,632	2,123	(68)	-1.8%	31	1.9%	(99)	-4.7%
Other Markets	17	3,735	58.36%	3,638	1,664	1,974	3,694	1,636	2,058	(56)	-1.5%	28	1.7%	(84)	-4.1%
Cincinnati - Dayton	9	1,941	68.84%	2,311	992	1,319	2,311	952	1,359	0	0.0%	40	4.2%	(40)	-2.9%
Chicago	3	679	87.67%	1,363	763	600	1,286	928	358	77	6.0%	(165)	-17.8%	242	67.6%
Columbus	3	708	75.59%	777	389	388	752	397	355	25	3.3%	(8)	-2.0%	33	9.3%
Detroit - Ann Arbor	2	353	84.37%	390	195	195	400	196	204	(10)	-2.5%	(1)	-0.5%	(9)	-4.4%
Kansas City	2	427	44.67%	365	138	227	350	120	230	15	4.3%	18	15.0%	(3)	-1.3%
Fort Wayne	1	156	55.15%	127	67	60	132	68	64	(5)	-3.8%	(1)	-1.5%	(4)	-6.3%

	60	13,906	72.16%	16,356	7,983	8,373	16,548	7,997	8,551	(192)	-1.2%	(14)	-0.2%	(178)	-2.1%
Texas
Dallas-Fort Worth	17	3,816	77.32%	4,832	2,607	2,225	4,853	2,499	2,354	(21)	-0.4%	108	4.3%	(129)	-5.5%
San Antonio	13	3,045	100.00%	4,725	2,321	2,404	4,632	2,186	2,446	93	2.0%	135	6.2%	(42)	-1.7%
Houston - Galveston	12	2,860	92.05%	3,889	2,211	1,678	4,024	2,007	2,017	(135)	-3.4%	204	10.2%	(339)	-16.8%
Other Markets	8	1,747	71.69%	1,860	898	962	1,865	816	1,049	(5)	-0.3%	82	10.0%	(87)	-8.3%
Austin-San Marcos	3	720	82.31%	978	486	492	964	415	549	14	1.5%	71	17.1%	(57)	-10.4%

	53	12,188	85.93%	16,284	8,523	7,761	16,338	7,923	8,415	(54)	-0.3%	600	7.6%	(654)	-7.8%
West
Phoenix-Mesa	14	3,766	88.88%	4,854	2,698	2,156	4,680	2,679	2,001	174	3.7%	19	0.7%	155	7.7%
Salt Lake City-Ogden	5	1,665	79.93%	2,289	773	1,516	2,226	741	1,485	63	2.8%	32	4.3%	31	2.1%
Las Vegas	4	1,253	86.62%	1,837	858	979	1,836	748	1,088	1	0.1%	110	14.7%	(109)	-10.0%
Tucson	4	1,157	100.00%	1,550	738	812	1,582	635	947	(32)	-2.0%	103	16.2%	(135)	-14.3%
Other Markets	5	1,024	62.83%	1,052	511	541	1,062	460	602	(10)	-0.9%	51	11.1%	(61)	-10.1%
Denver - Front Range, CO	5	851	66.88%	827	522	305	805	530	275	22	2.7%	(8)	-1.5%	30	10.9%

	37	9,716	83.71%	12,409	6,100	6,309	12,191	5,793	6,398	218	1.8%	307	5.3%	(89)	-1.4%

SAME STORE SALES - NON-CORE PROPERTIES TOTALS	258	61,607	80.16%	82,237	39,245	42,992	81,302	37,539	43,763	935	1.2%	1,706	4.5%	(771)	-1.8%

Plus: Same Store Sales - Core Properties (see Supplemental Schedule XXVII)				202,556	79,601	122,955	201,609	75,994	125,615

Total Same Store Sales (see Supplemental Schedule XIII)				284,793	118,846	165,947	282,911	113,533	169,378

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  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
SIGNATURE
  Consolidated Statements of Income (in thousands, except per share data) (unaudited)
  Consolidated Balance Sheets (in thousands) (unaudited)
  Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
  Funds From Operations and Adjusted Funds From Operations (in thousands, except per share data) (unaudited)
  Free Cash Flow from Business Segments For the Three Months Ended September 30, 2003 (in thousands, except unit and monthly rent data) (unaudited)
  Free Cash Flow from Business Segments For the Three Months Ended September 30, 2003 (in thousands, except per share/unit data) (unaudited)
  Free Cash Flow from Business Segments and Reconciliation to Income from Property Operations (in thousands) (unaudited)
  Proportionate Income Statement Presentation (Including Proportionate Consolidated Income Statement) For the Three Months Ended September 30, 2003 (in thousands, except per share data) (unaudited)
  Selected Statistical and Balance Sheet Information As of September 30, 2003 (in thousands, except Other data) (unaudited)
  Capital Expenditures As of September 30, 2003 (in thousands) (unaudited)
Summary of 2003 Redevelopment Activity As of September 30, 2003 (in millions, except unit data) (values are not adjusted for Aimco's ownership) (unaudited)
  Income Statement Information Q3 2003 compared to Q3 2002 (in thousands) (unaudited)
  Same Store Sales Third Quarter 2003 versus Third Quarter 2002 (unaudited) (in thousands, except site and unit data)
  Income Statement Information YTD 2003 compared to YTD 2002 (in thousands) (unaudited)
  Same Store Sales Year to Date 2003 versus Year to Date 2002 (unaudited) (in thousands, except site and unit data)
  Income Statement Information Q3 2003 compared to Q2 2003 (in thousands) (unaudited)
Same Store Sales Third Quarter 2003 versus Second Quarter 2003 (unaudited) (in thousands, except site and unit data)
  Outlook and Forward Looking Statement Fourth Quarter 2003 and YTD 2003 (unaudited)
  Apartment Unit Summary As of September 30, 2003 (unaudited)
  REPORTING BY BUSINESS COMPONENT
  Business Components Income Statement Presentation For the Three Months Ended September 30, 2003 (in thousands) (unaudited)
  Business Component Proportionate Income Statement Presentation For the Three Months Ended September 30, 2003 (in thousands) (unaudited)
  Business Component Balance Sheet Presentation As of September 30, 2003 (in thousands) (unaudited)
  Business Component Proportionate Balance Sheet Presentation As of September 30, 2003 (in thousands) (unaudited)
  CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET SELECTED MARKETS
PORTFOLIO SUMMARY ALL CONVENTIONAL PROPERTIES
PORTFOLIO SUMMARY SAME STORE SALES (SSS) CONVENTIONAL PROPERTIES
  PORTFOLIO SUMMARY SAME STORE PERFORMANCE
Same Store Sales - Core Properties Third Quarter 2003 versus Third Quarter 2002 (unaudited) (in thousands, except site and unit data)
Same Store Sales - Non-Core Properties Third Quarter 2003 versus Third Quarter 2002 (unaudited) (in thousands, except site and unit data)
Same Store Sales - Core Properties Year to Date 2003 versus Year to Date 2002 (unaudited) (in thousands, except site and unit data)
Same Store Sales - Non-Core Properties Year to Date 2003 versus Year to Date 2002 (unaudited) (in thousands, except site and unit data)
Same Store Sales - Core Properties Third Quarter 2003 versus Second Quarter 2003 (unaudited) (in thousands, except site and unit data)
Same Store Sales - Non-Core Properties Third Quarter 2003 versus Second Quarter 2003 (unaudited) (in thousands, except site and unit data)